Exhibit 10.1
Execution Version
AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of June 17, 2025, by and among ARCOSA, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto with respect to Section 8 hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the 2025 Refinancing Term Lenders (as defined below). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Amended Credit Agreement (as defined below).
WITNESSETH
WHEREAS, reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 23, 2023, by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent (as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 15, 2024, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”).
WHEREAS, (i) subject to the terms and conditions of the Credit Agreement, the Borrower desires to refinance all of the outstanding Initial Term Loans (as defined in the Credit Agreement as in effect immediately prior to the effectiveness of this Amendment, the “Existing Term Loans”) with Refinancing Term Loans incurred pursuant to Section 2.23 of the Credit Agreement (the “2025 Refinancing Term Loans”) and (ii) pursuant to Section 2.23 of the Credit Agreement, the Borrower and the Administrative Agent desire to make such conforming modifications to the Credit Agreement as are necessary to integrate such Refinancing Term Loans, as set forth in Exhibit A hereto;
WHEREAS, each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC (or, in each case, any of its affiliates as so designated by it to act in such capacity) has been appointed and will act as a joint lead arranger and joint bookrunner for the 2025 Refinancing Term Loans (collectively, in such capacities, the “Amendment No. 2 Lead Arrangers”); and
WHEREAS, immediately prior to the Amendment No. 2 Effective Date, the Borrower is hereby notifying the Administrative Agent pursuant to Section 2.23 of the Credit Agreement that it is requesting the establishment and Borrowing of Refinancing Term Loans in the aggregate principal amount specified in the Borrowing Request delivered pursuant to Section 3(j) below to refinance all of the outstanding Existing Term Loans under the Credit Agreement.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following:

SECTION 1. 2025 Refinancing Term Loans. (a) Each Lender holding an Existing Term Loan immediately prior to the effectiveness of this Amendment that executes and delivers a Lender Consent (a “Lender Consent”) in the form attached as Annex A hereto (each, an “Amendment No. 2 Consenting Lender”) hereby agrees to convert the entire aggregate principal amount of its Existing Term Loan (or such lesser principal amount as is notified to such Lender by the Administrative Agent) into 2025 Refinancing Term Loans of a like principal amount to such Existing Term Loans and (b) the Lender that executes and delivers a signature page to this Amendment in the capacity of an “Amendment No. 2 Additional Term Lender” (in such capacity, the “Amendment No. 2 Additional Term Lender” and collectively with the Amendment No. 2 Consenting Lenders, the “2025 Refinancing Term Lenders”) has agreed to make 2025 Refinancing Term Loans equal to the percentage listed on Schedule A (the “Amendment No. 2 Additional Term Commitment”), of an aggregate principal amount equal to $698,250,000 minus the aggregate principal amount of Existing Term Loans that are converted into 2025 Refinancing Term Loans on the Amendment No. 2 Effective Date by Amendment No. 2 Consenting Lenders as described in clause (a) above, in each case, the proceeds of which shall be applied, together with other immediately available funds, to refinance in full the Existing Term Loans.
Section 2.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) therefrom and to add the blue, double-underlined text (indicated textually in the same manner as the following example: double-underlined text), thereto, in each case, as set forth in the marked pages of the form of the Amended Credit Agreement (and to the extent provided in Exhibit A hereto, the exhibits, schedules and appendices to the Credit Agreement) attached as Exhibit A hereto and made a part hereof for all purposes.
Section 3.    Amendment No. 2 Effective Date; Conditions Precedent. This Amendment shall become effective on the date on which the following conditions have been satisfied or waived (the “Amendment No. 2 Effective Date”):
(a)    the Administrative Agent shall have received (x) executed signature pages to this Amendment from the Borrower, each other Loan Party (solely for the purposes of Section 8 hereof) and the Amendment No. 2 Additional Term Lender and (y) a Lender Consent executed by each Amendment No. 2 Consenting Lender;
(b)    the representations and warranties contained in Section 4 hereof shall be true and correct;
(c)    to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Lender delivers a written request to such Loan Party at least ten (10) days prior to the Amendment No. 2 Effective Date, then the Administrative Agent and the Lenders shall have received at least three (3) days prior to the Amendment No. 2 Effective Date, and be reasonably satisfied in form and substance with, a Beneficial Ownership Certification in relation to such Loan Party;
(d)    upon the reasonable request of any Lender made in writing at least ten (10) days prior to the Amendment No. 2 Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including, without
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limitation, the PATRIOT Act, in each case at least three (3) days prior to the Amendment No. 2 Effective Date;
(e)    the Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower;
(f)    the Administrative Agent shall have received, on behalf of itself and the 2025 Refinancing Term Lenders, a favorable written opinion of Baker Botts L.L.P., counsel for the Loan Parties, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request;
(g)    the Administrative Agent shall have received such customary documents and certificates (i.e., a secretary’s certificate and resolutions) as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Amendment and any other customary legal matters relating to such Loan Parties and the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
(h)    the Administrative Agent shall have received (x) a customary officer’s certificate from the Borrower certifying that the condition precedent contained in Section 3(b) hereof has been satisfied on the Amendment No. 2 Effective Date and (y) a Solvency Certificate;
(i)    the Administrative Agent shall have received an executed notice of prepayment in respect of all Existing Term Loans (other than Existing Term Loans converted to 2025 Refinancing Term Loans on the Amendment No. 2 Effective Date); provided, that it is understood and agreed that the negotiation and execution of this Amendment shall constitute the applicable and required notices hereunder and under the Credit Agreement with respect to such prepayment;
(j)    the Administrative Agent shall have received a duly executed Borrowing Request requesting a Borrowing of 2025 Refinancing Term Loans; and
(k)    on the Amendment No. 2 Effective Date, the Administrative Agent shall have received payment of all outstanding principal (other than in respect of Existing Term Loans converted to 2025 Refinancing Term Loans), interest and fees in connection with the Existing Term Loans.
Section 4.    Representations and Warranties and Reaffirmations of the Borrower.
(a)    The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) at the time of and immediately after giving effect to this Amendment on the Amendment No. 2 Effective Date, no Default or Event of Default has occurred and is continuing.
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(b)    The Borrower hereby represents and warrants that the representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materially, in any respect) as of such earlier date, and except that the representations and warranties contained in Sections 3.04(a)(i) and (a)(ii) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.01(a) and (b) of the Credit Agreement, respectively.
(c)    Upon the effectiveness of this Amendment, after giving effect thereto, the Borrower hereby (x) reaffirms all covenants, representations and warranties made in the Credit Agreement as modified hereby and (y) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment No. 2 Effective Date, except that any such covenant, representation, or warranty that was made as of a specific date shall be considered reaffirmed only as of such date.
Section 5.    Reference to the Effect on the Credit Agreement.
(a)    On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement (including any reference therein to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment.
(b)    Except as specifically modified by clause (a) of this Section 5, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    Upon satisfaction of the conditions set forth in Section 3 hereof this Amendment shall be binding upon all parties to the Credit Agreement.
(e)    This Amendment shall constitute a Loan Document and a Refinancing Amendment.
Section 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
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Section 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 8.    Reaffirmation.     Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Collateral Documents. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents, in each case, as amended by this Amendment.
Section 9.    No Novation. This Amendment and all other agreements and instruments executed and delivered herewith are not intended to, shall not be construed to, and do not constitute a novation or termination of the Credit Agreement or any other Loan Document nor any of the Obligations or the Liens and security interests granted in favor of the Administrative Agent on behalf of the Secured Parties securing such Obligations, in each case, as in effect prior to the Amendment No. 2 Effective Date.
Section 10.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
ARCOSA, INC.,
as the Borrower
By    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

SOLELY WITH RESPECT TO SECTION 8:
MEYER UTILITY STRUCTURES, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA MARINE PRODUCTS, INC.
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA WIND TOWERS, INC.
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA STABILIZED MATERIALS, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement
Arcosa, Inc.

HARRISON GYPSUM, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA AGGREGATES TEXAS, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA CRUSHED CONCRETE, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA STABILIZED & RECYCLING, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA MINING AND CONSTRUCTION EQUIPMENT, INC.
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA MATERIALS, INC.
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer
Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement
Arcosa, Inc.

ARCOSA CONSTRUCTION SERVICES, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA LW, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA LWS, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA MATERIALS HOLDINGS, INC.
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA AGGREGATES HOLDINGS, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ARCOSA AGGREGATES OHIO RIVER VALLEY, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer
Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement
Arcosa, Inc.

STONEPOINT HOLDING, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STONEPOINT INTERMEDIATE HOLDING, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STONEPOINT ULTIMATE HOLDING, LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STONEPOINT MATERIALS LLC
By:    /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer
ACC TEXAS, LLC

By:     /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

ACC DFW, LLC (f/k/a STRATA MATERIALS, LLC)
By:     /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement
Arcosa, Inc.

ACC HOUSTON, LLC

By:     /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STAVOLA ASPHALT COMPANY LLC

By:     /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STAVOLA CONSTRUCTION MATERIALS LLC

By:     /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STAVOLA CONTRACTING COMPANY LLC

By:     /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

EAST SM, LLC

By:     /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer
Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement
Arcosa, Inc.

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and the Amendment No. 2 Additional Term Lender

By    /s/ Zachary Blaner
Name: Zachary Blaner
Title: Authorized Signatory
Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement
Arcosa, Inc.

Schedule A

Amendment No. 2 Additional Term Lender	Amendment No. 2 Additional Term Commitment
JPMorgan Chase Bank, N.A.	100%[1]
1 On the Amendment No. 2 Effective Date, the amount of 2025 Refinancing Term Loans underlying the Amendment No. 2 Additional Term Commitment was $101,063,730.60.

ANNEX A

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (THE “AMENDMENT”), RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF AUGUST 23, 2023, BY AND AMONG ARCOSA, INC., AS BORROWER, THE LENDERS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT (AS AMENDED BY THAT CERTAIN AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF AUGUST 15, 2024, AND AS FURTHER AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “CREDIT AGREEMENT”). CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING GIVEN TO THEM IN THE CREDIT AGREEMENT OR THE AMENDMENT, AS APPLICABLE.

Please sign the below to consent to the Amendment and have the entire principal amount of your Initial Term Loans (or such lesser principal amount as is notified to such Lender by the Administrative Agent) converted into 2025 Refinancing Term Loans on the Amendment No. 2 Effective Date via cashless settlement

[NAME OF INSTITUTION]

By: ______________________________________
Name:
Title:

If a second signature is necessary:

By: ______________________________________
Name:
Title:

Name of Fund Manager (if any): ________________________

[LENDER CONSENTS ON FILE WITH THE ADMINISTRATIVE AGENT]

EXHIBIT A

Exhibit A

Amended Credit Agreement

[Attached]

EXHIBIT A

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
dated as of
August 23, 2023,
as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 15, 2024 and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of June 17, 2025 among
ARCOSA, INC.
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

with

BANK OF AMERICA, N.A.
and
BARCLAYS BANK PLC,
as Syndication Agents

and

BARCLAYS BANK PLC, PNC BANK, NATIONAL ASSOCIATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION
and
BOKF, N.A. D/B/A BANK OF TEXAS
as Co-Documentation Agents

___________________________________

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., BARCLAYS BANK PLC, PNC CAPITAL MARKETS LLC
and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Joint Lead Arrangers

Page
ARTICLE I Definitions    1
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    ~~55~~56
SECTION 1.03. Terms Generally    ~~55~~56
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations    ~~55~~56
SECTION 1.05. Status of Obligations    ~~57~~58
SECTION 1.06. Interest Rates; Benchmark Notification    ~~57~~58
SECTION 1.07. Letter of Credit Amounts    ~~57~~58
SECTION 1.08. Divisions    ~~57~~58
SECTION 1.09. Conversion of Foreign Currencies    ~~58~~59
SECTION 1.10. Limited Condition Transactions    ~~58~~59
ARTICLE II The Credits    ~~59~~60
SECTION 2.01. Commitments    ~~59~~60
SECTION 2.02. Loans and Borrowings    ~~60~~61
SECTION 2.03. Requests for Borrowings    ~~60~~61
SECTION 2.04. [Reserved]    ~~61~~62
SECTION 2.05. Swingline Loans    ~~61~~62
SECTION 2.06. Letters of Credit    ~~63~~64
SECTION 2.07. Funding of Borrowings    ~~68~~69
SECTION 2.08. Interest Elections.    ~~68~~69
SECTION 2.09. Termination and Reduction of Commitments    ~~69~~71
SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt    ~~70~~71
SECTION 2.11. Prepayment of Loans    ~~71~~72
SECTION 2.12. Fees    ~~74~~76
SECTION 2.13. Interest    ~~75~~77
SECTION 2.14. Alternate Rate of Interest    ~~76~~78
SECTION 2.15. Increased Costs    ~~78~~80
SECTION 2.16. Break Funding Payments    ~~79~~81
SECTION 2.17. Taxes    ~~80~~82
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~83~~85
SECTION 2.19. Mitigation Obligations; Replacement of Lenders    ~~85~~87
SECTION 2.20. Incremental Credit Extensions    ~~86~~88
SECTION 2.21. Judgment Currency    ~~91~~92
SECTION 2.22. Defaulting Lenders    ~~91~~93
SECTION 2.23. Refinancing Amendments    ~~93~~95
SECTION 2.24. Extension of Term Loans; Extension of Revolving Loans    ~~97~~99
SECTION 2.25. Loan Repurchases    ~~101~~102
ARTICLE III Representations and Warranties    ~~103~~104
SECTION 3.01. Organization; Powers; Subsidiaries    ~~103~~104
SECTION 3.02. Authorization; Enforceability    ~~103~~105
SECTION 3.03. Governmental Approvals; No Conflicts    ~~103~~105
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(continued)
Page
SECTION 3.04. Financial Condition; No Material Adverse Change    ~~103~~105
SECTION 3.05. Properties    ~~104~~106
SECTION 3.06. Litigation, Environmental and Labor Matters    ~~104~~106
SECTION 3.07. Compliance with Laws and Agreements    ~~105~~106
SECTION 3.08. Investment Company Status    ~~105~~107
SECTION 3.09. Taxes    ~~105~~107
SECTION 3.10. ERISA    ~~105~~107
SECTION 3.11. Disclosure    ~~105~~107
SECTION 3.12. Margin Regulations    ~~105~~107
SECTION 3.13. Liens    ~~105~~107
SECTION 3.14. No Default    ~~106~~107
SECTION 3.15. No Burdensome Restrictions    ~~106~~107
SECTION 3.16. Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions    ~~106~~107
SECTION 3.17. Affected Financial Institutions    ~~106~~108
SECTION 3.18. Solvency    ~~106~~108
SECTION 3.19. Plan Assets    ~~106~~108
SECTION 3.20. Security Interests in Collateral    ~~106~~108
ARTICLE IV Conditions    ~~106~~108
SECTION 4.01. Effective Date    ~~106~~108
SECTION 4.02. Each Credit Event    ~~108~~109
SECTION 4.03. Acquisition Closing Date    ~~108~~110
ARTICLE V Affirmative Covenants    ~~111~~113
SECTION 5.01. Financial Statements and Other Information    ~~111~~113
SECTION 5.02. Notices of Material Events    ~~113~~114
SECTION 5.03. Existence; Conduct of Business    ~~114~~115
SECTION 5.04. Payment of Obligations    ~~114~~115
SECTION 5.05. Maintenance of Properties; Insurance    ~~114~~115
SECTION 5.06. Books and Records; Inspection Rights    ~~114~~116
SECTION 5.07. Compliance with Laws    ~~114~~116
SECTION 5.08. Use of Proceeds and Letters of Credit    ~~115~~116
SECTION 5.09. Covenant to Guarantee Obligations and Give Security    ~~115~~116
SECTION 5.10. Accuracy of Information    ~~117~~118
SECTION 5.11. Keepwell    ~~117~~118
SECTION 5.12. Maintenance of Ratings    ~~117~~118
SECTION 5.13. Lender Calls    ~~117~~119
SECTION 5.14. Further Assurances; Additional Security    ~~117~~119
ARTICLE VI Negative Covenants    ~~118~~119
SECTION 6.01. Indebtedness    ~~118~~119
SECTION 6.02. Liens    ~~119~~121
SECTION 6.03. Fundamental Changes    ~~120~~122

(continued)
Page
SECTION 6.04. Dispositions    ~~121~~123
SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions    ~~123~~124
SECTION 6.06. Swap Agreements    ~~124~~125
SECTION 6.07. Transactions with Affiliates    ~~124~~126
SECTION 6.08. Restricted Payments    ~~125~~126
SECTION 6.09. Restrictive Agreements    ~~125~~127
SECTION 6.10. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents    ~~126~~127
SECTION 6.11. Sale and Leaseback Transactions    ~~126~~128
SECTION 6.12. Financial Covenants    ~~127~~128
ARTICLE VII Events of Default    ~~127~~129
SECTION 7.01. Events of Default    ~~127~~129
SECTION 7.02. Application of Payments    ~~130~~131
ARTICLE VIII The Administrative Agent    ~~131~~132
SECTION 8.01. Authorization and Action    ~~131~~132
SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.    ~~133~~134
SECTION 8.03. Posting of Communications    ~~134~~135
SECTION 8.04. The Administrative Agent Individually    ~~135~~137
SECTION 8.05. Successor Administrative Agent    ~~136~~137
SECTION 8.06. Acknowledgments of Lenders and Issuing Bank    ~~137~~138
SECTION 8.07. Collateral Matters    ~~138~~139
SECTION 8.08. Credit Bidding    ~~139~~141
SECTION 8.09. Certain ERISA Matters    ~~140~~142
SECTION 8.10. Cash Management Agreements and Secured Hedge Agreements    ~~141~~143
SECTION 8.11. Borrower Communications.    143
ARTICLE IX Miscellaneous    ~~142~~144
SECTION 9.01. Notices    ~~142~~144
SECTION 9.02. Waivers; Amendments    ~~144~~145
SECTION 9.03. Expenses; Indemnity; Damage Waiver    ~~148~~149
SECTION 9.04. Successors and Assigns    ~~149~~150
SECTION 9.05. Survival    ~~154~~155
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution    ~~154~~155
SECTION 9.07. Severability    156
SECTION 9.08. Right of Setoff    156
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process    ~~156~~157
SECTION 9.10. WAIVER OF JURY TRIAL    ~~157~~158
SECTION 9.11. Headings    ~~157~~158
SECTION 9.12. Confidentiality    158
SECTION 9.13. USA PATRIOT Act    159
SECTION 9.14. Releases of Subsidiary Guarantors    ~~159~~160

(continued)
Page
SECTION 9.15. Appointment for Perfection    ~~160~~161
SECTION 9.16. Interest Rate Limitation    ~~160~~161
SECTION 9.17. No Fiduciary Duty, etc.    ~~160~~161
SECTION 9.18. Acknowledgment and Consent to Bail-In of Affected Financial Institutions    ~~161~~162
SECTION 9.19. Amendment and Restatement; No Novation    ~~161~~163
SECTION 9.20. Acknowledgment Regarding Any Supported QFCs    ~~162~~163

SCHEDULES:

Schedule 1.01 – Existing Letters of Credit
Schedule 2.01A – Revolving Commitments Schedule 2.01B – Initial Term Loan Commitments Schedule 2.06 – Letter of Credit Commitments
Schedule 3.01 – Subsidiaries
Schedule 3.06 – Disclosed Matters
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – [Reserved]
Exhibit C – [Reserved]
Exhibit D – [Reserved]
Exhibit E – Compliance Certificate
Exhibit F – Form of Subsidiary Guaranty
Exhibit G-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit G-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit G-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit G-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit H-1 – Form of Borrowing Request
Exhibit H-2 – Form of Interest Election Request
Exhibit I-1 – Form of Revolving Loan Note Exhibit I-2 – Form of Term Loan Note Exhibit J – Form of Solvency Certificate Exhibit K – [Reserved] Exhibit L – Form of Perfection Certificate

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 23, 2023, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 15, 2024 and that certain Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of June 17, 2025 (this “Agreement”), among ARCOSA, INC., a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and BANK OF AMERICA, N.A., as Syndication Agent.
WITNESSETH:
WHEREAS, the Borrower, the Administrative Agent, and certain lenders party thereto entered into that Amended and Restated Credit Agreement dated as of January 2, 2020 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the lenders party thereto made extensions of credit and other financial accommodations to the Borrower; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and restate the Existing Credit Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2024 Incremental Revolving Commitments” means, with respect to each Lender, the amount set forth on Schedule 2.01A opposite such Lender’s name under the caption “2024 Incremental Revolving Commitments” (it being understood that such 2024 Incremental Revolving Commitments shall be considered part of the same Class as the Revolving Commitments).
“2025 Refinancing Term Loan Commitment” means, collectively, the Amendment No. 2 Additional Term Commitment and the commitment of each Amendment No. 2 Consenting Lender by its execution of a Lender Consent (as defined in Amendment No. 2) to convert its Amendment No. 2 Converted Term Loans into 2025 Refinancing Term Loans. On the Amendment No. 2 Effective Date, the 2025 Refinancing Term Loan Commitment equals $698,250,000.
“2025 Refinancing Term Facility” has the meaning given to such term in the definition of “Term Facility”.
“2025 Refinancing Term Loans” has the meaning specified in Amendment No. 2.
“2029 Notes” means the Borrower’s 4.375% Senior Notes due 2029 outstanding on the Amendment No. 1 Effective Date.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.
“Acquisition” means the acquisition of certain equity interests and assets as contemplated by the Acquisition Agreement.
“Acquisition Agreement” means that certain Membership Interest and Asset Purchase Agreement dated as of August 1, 2024 by and among the Borrower, Arcosa MS9, LLC, a Delaware limited liability company, the Sellers and the equity owners set forth on Annex A thereto.
“Acquisition Closing Date” means the date on which the conditions specified in Section 4.03 are satisfied (or waived in accordance with Section 9.02).
“Acquisition Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, the Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Borrower, any of its Subsidiaries or the Person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the Borrower and its Subsidiaries is contingent upon the consummation of the Acquisition and, pending such release, such proceeds are held in escrow (and, if the Acquisition Agreement is terminated prior to the consummation of the Acquisition or if the Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Borrower and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if the Acquisition is not consummated by the date specified in the Acquisition Agreement (and if the Acquisition Agreement is terminated in accordance with its terms prior to the consummation of the Acquisition or the Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).
“Acquisition Notes” means the 6.875% Senior Notes due 2032 to be issued by the Borrower on or prior to the Acquisition Closing Date, the proceeds of which will be used in a manner consistent with Section 5.08(a).
“Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.20 or Refinancing Commitments pursuant to Section 2.23.
“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing for any Interest Period or for any ABR Borrowing based on the Adjusted Term SOFR Rate, an interest rate per annum equal to (a) in the case of Revolving Loans, (i) the Term SOFR Rate for such Interest Period, plus (ii) 0.10% and (b) in the case of ~~Initial~~2025 Refinancing Term Loans, the Term SOFR Rate for such

Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment was $600,000,000. On and as of the Acquisition Closing Date, the Aggregate Revolving Commitment shall be increased by the amount of the 2024 Incremental Revolving Commitments.
“Agreed Currencies” means (a) Dollars, (b) euro, (c) Sterling and (d) any additional currencies determined by mutual agreement of the Borrower, Lenders of the affected Class, the Issuing Bank, and the Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.
“Agreement Currency” has the meaning assigned to such term in Section 2.21.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Amendment No. 1” means Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 15, 2024, by and among the Borrower, the other Loan Parties party thereto, the Revolving Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Amendment No. 2 Additional Term Lender and the Amendment No. 2 Consenting Lenders.
“Amendment No. 2 Additional Term Commitment” has the meaning specified in Amendment No. 2.
“Amendment No. 2 Additional Term Lender” has the meaning specified in Amendment No. 2.
“Amendment No. 2 Consenting Lender” has the meaning specified in Amendment No. 2.
“Amendment No. 2 Converted Term Loan” means each Existing Term Loan held by an Amendment No. 2 Consenting Lender on the Amendment No. 2 Effective Date that has indicated on its Lender Consent that it is requesting to have the entire aggregate principal amount of its Existing Term Loans converted to 2025 Refinancing Term Loans (or, if less than the entire aggregate principal amount, the amount of such Amendment No. 2 Consenting Lender’s Existing Term Loan notified to such Lender by the Administrative Agent as such Lender’s Amendment No. 2 Converted Term Loans).
“Amendment No. 2 Effective Date” shall mean June 17, 2025.
“Amendment No. 2 Lead Arrangers” has the meaning specified in Amendment No. 2.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans or LC Exposure, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (and, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in such calculation and (b) with respect to Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders.

“Applicable Rate” means, for any day:
(a)    with respect to the ~~Initial~~2025 Refinancing Term Loans, (i) for Term Benchmark Loans, ~~2.25~~2.00% per annum and (ii) for ABR Loans, ~~1.25~~1.00% per annum; and
(b)    with respect to Revolving Loans that are Term Benchmark Loans, ABR Loans or RFR Loans or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Rate for Term Benchmark Loans”, “Applicable Rate for RFR Loans”, “Applicable Rate for ABR Loans” or “Commitment Fee”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Consolidated Total Net Leverage Ratio	Commitment Fee	Applicable Rate for RFR Loans	Applicable Rate for Term Benchmark Loans	Applicable Rate for ABR Loans
Level I	< 1.00 to 1.00	0.20%	1.25%	1.25%	0.25%
Level II	≥1.00 to 1.00 but < 2.00 to 1.00	0.25%	1.50%	1.50%	0.50%
Level III	≥2.00 to 1.00 but < 2.50 to 1.00	0.30%	1.75%	1.75%	0.75%
Level IV	≥2.50 to 1.00 but < 3.00 to 1.00	0.35%	2.00%	2.00%	1.00%
Level V	≥3.00 to 1.00 but < 3.50 to 1.00	0.40%	2.25%	2.25%	1.25%
Level VI	≥3.50 to 1.00	0.45%	2.50%	2.50%	1.50%

The Pricing Level shall be determined in accordance with the foregoing table based on the Borrower’s then-current Consolidated Total Net Leverage Ratio.
If at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Pricing Level VI shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Pricing Level shall be determined in accordance with the table above as applicable.
Except as otherwise provided in the paragraph below, adjustments, if any, to the Pricing Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).
Notwithstanding the foregoing, (x) Pricing Level II shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending after the Effective Date, (y) Pricing Level VI shall be deemed to be applicable from the Acquisition Closing Date until three (3) Business Days after the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending on or after the Acquisition Closing Date and (z) thereafter (in each case, as applicable), adjustments to the Pricing Level then in effect shall be effected in accordance with the preceding paragraphs.

Notwithstanding the foregoing, (1) the Applicable Rate in respect of any Class of Extended Revolving Commitments or any Extended Term Loans or Revolving Loans made pursuant to any Extended Revolving Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (2) the Applicable Rate in respect of any Class of Incremental Commitments, any Class of Incremental Term Loans or any Class of Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (3) the Applicable Rate in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (4) the Applicable Rate in respect of any Class of Refinancing Revolving Commitments, any Class of Refinancing Revolving Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment and (5) in the case of the ~~Initial~~2025 Refinancing Term Loans, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.20.
“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be reasonably determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class of Loans, and (b) with respect to Letters of Credit, (i) the relevant Issuing Bank and (ii) the Revolving Lenders.
“Approved Borrower Portal” has the meaning assigned to such term in Section 8.11(a).
“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).
“Approved Fund” has the meaning assigned to such term in Section 9.04(b)(ii).
“Asset Sale” means a non-ordinary course Disposition pursuant to Section 6.04(k).
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Receivables Indebtedness” means, at any time, the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).
“Auction Manager” has the meaning assigned to such term in Section 2.25(a) of this Agreement.

“Auction Notice” means an auction notice given by the Borrower in accordance with the Auction Procedures with respect to an Auction Purchase Offer.
“Auction Procedures” means the auction procedures with respect to Auction Purchase Offers mutually agreed by the Borrower and the Administrative Agent.
“Auction Purchase Offer” means an offer by the Borrower to purchase Term Loans of one or more Facilities pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.25.
“Authorized Officer” means the Chairman, the President, the Chief Financial Officer, any Senior Vice President, any Vice President or the Treasurer of any Loan Party or any other officer of any Loan Party specified to the Administrative Agent in writing by any of the aforementioned officers of such Loan Party.
“Available Amount” means at any time, the excess if any, of:
(1)    the sum (without duplication) of:
(i)    the greater of (x) $125,000,000 and 25% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries;
(ii)    an amount equal to 50% of cumulative Consolidated Net Income starting with the first day of the first full fiscal quarter of the Borrower ended after the Acquisition Closing Date;
(iii)    the Net Cash Proceeds received after the Acquisition Closing Date and on or prior to such date from any issuance of Qualified Equity Interests by the Borrower (other than any such issuance to any Subsidiary of the Borrower);
(iv)    the Net Cash Proceeds of Indebtedness (including, for the avoidance of doubt, Disqualified Equity Interests) of the Borrower, in each case incurred or issued after the Acquisition Closing Date, which have been exchanged or converted into Qualified Equity Interests;
(v)    the Net Cash Proceeds of Dispositions of investments made using the Available Amount on or after the Acquisition Closing Date; provided that such Net Cash Proceeds added pursuant to this clause (v), together with amounts added pursuant to clause (vi) below, shall be no greater than the portion of the Available Amount used to make such investment;
(vi)    returns, profits, distributions and similar amounts received in cash or Permitted Investments on investments made using the Available Amount; provided that amounts added pursuant to this clause (vi), together with amounts added pursuant to clause (v) above, shall be no greater than the portion of the Available Amount used to make such investment;
(vii)    the aggregate amount of Declined Proceeds (calculated from the Acquisition Closing Date); minus
(2)     the sum of all Restricted Payments made on or after the Acquisition Closing Date and prior to such time in reliance on Section 6.08(h), plus all investments made on or after the Acquisition Closing Date and prior to such time in reliance on Section 6.05(k), in each case utilizing the Available Amount or portions thereof in effect on the date of any such Restricted Payment or investment.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Belen IRB Facility” means that certain real property located on or around 1951 Highway 304, in Belen, New Mexico, owned by Arcosa Wind Towers, Inc., as of May 8, 2023, which shall be conveyed to the City of Belen as a part of the Qualifying IRB Financing related to wind-tower production facility and related improvements, including all equipment and other personal property acquired with the proceeds of the IRB.
“Benchmark” means, initially, with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated Dollar-denominated credit facilities.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning assigned to such term in the first paragraph hereof.
“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
(a)    Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(b)    Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
“Borrowing” means (a) a Revolving Borrowing, (b) a Swingline Loan or (c) a Term Loan Borrowing.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit H-1 or any other form approved by the Administrative Agent.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.09.
“Business Day” means any day (other than a Saturday or a Sunday) on which commercial banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall also be a day that is a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.
“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment (including replacements, capitalized repairs and improvements during such period) in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Borrower and its Subsidiaries and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, card services (including services related to credit cards, including purchasing and commercial cards, prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit cards), electronic funds transfer and other cash management arrangements or automated clearinghouse transfer of funds or any similar services.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with the Borrower or any Subsidiary, is a Lender, the Administrative Agent or a Joint Lead Arranger or an Affiliate of a Lender, the Administrative Agent or a Joint Lead Arranger, in its capacity as a party to such Cash Management Agreement, and (b) in the case of any Cash Management Agreement entered into prior to, and existing on, the Acquisition Closing Date, any Person that is, on the Acquisition Closing Date, a Lender, the Administrative Agent or a Joint Lead Arranger or Affiliate of a Lender, the Administrative Agent or a Joint Lead Arranger, in its capacity as a party to such Cash Management Agreement.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness of the Borrower (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Term Loans.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Documentation Agent” means (i) prior to the Amendment No. 1 Effective Date, each of PNC Bank, National Association and Wells Fargo Bank, National Association and (ii) on and after the Amendment No. 1 Effective Date, (x) with respect to the 2024 Incremental Revolving Commitments, Barclays Bank PLC and (y) with respect to the Initial Term Facility, U.S. Bank National Association and BOKF, N.A. D/B/A Bank of Texas, each in its respective capacity as co-documentation agent for the applicable credit facility evidenced by this Agreement.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property provided as collateral security under the terms of the Collateral Documents; provided that, the Collateral shall exclude the Excluded Assets.
“Collateral Agreement” means a collateral agreement, to be dated as of the Acquisition Closing Date, among the Loan Parties party thereto and the Administrative Agent, in a form to be agreed by the Borrower and Administrative Agent.
“Collateral Documents” means, collectively, the Collateral Agreement, each of the collateral assignments and supplements to all of the foregoing, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.03(a), 5.09 or 5.14 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Revolving Commitment or a Term Loan Commitment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(d).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, with reference to any period, (a) Consolidated Net Income plus (b) without duplication and to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income and franchise taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to stock based compensation, (vii) write-offs or amortization of goodwill, (viii) non-recurring fees and expenses incurred in connection with Permitted Acquisitions, (ix) all amounts incurred and payable for all fees, expenses, commissions and charges under the Existing Credit Agreement, this Agreement and the other Loan Documents, including any amendment, modification, or supplement hereof or thereof minus (c) to the extent included in Consolidated Net Income, (i) income tax credits and refunds (to the extent not netted from tax expense), (ii) any cash payments made during such period in respect of items described in clauses (b)(v) or (b)(vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred and (iii) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (A) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (B) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition (including the Acquisition), Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of Property or series of related acquisitions of Property or series of acquisitions in a three (3) month period (whether related or not) that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Borrower and the Subsidiaries in an amount material to the business of the Loan Parties, as reasonably determined by the Borrower; and “Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Borrower and the Subsidiaries in an amount material to the business of the Loan Parties, as reasonably determined by the Borrower.
“Consolidated Funded Indebtedness” means at any date the sum, without duplication, of (a) the aggregate Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such date in accordance with GAAP, and (b) Indebtedness of the type referred to in clause (a) hereof of another Person guaranteed by the Borrower or any of its Subsidiaries, but excluding in each case (to the extent included therein), without duplication (i) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries consisting of the undrawn amount of all letters of credit outstanding and bankers acceptances as of such date, (ii) Indebtedness in respect of any Swap Agreement and (iii) intercompany Indebtedness owed among the Borrower and its Subsidiaries. For the avoidance of doubt, Consolidated Funded Indebtedness includes all Indebtedness described in clause (i) of the definition of “Attributable Receivables Indebtedness”.
“Consolidated Funded Secured Indebtedness” means Consolidated Funded Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien.
“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period with respect to (a) all outstanding Indebtedness of the Borrower and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the interest, yield or discount, as applicable, component of all Attributable Receivable Indebtedness of the Borrower and its Subsidiaries for such period; provided, that,

Consolidated Interest Expense for purposes of calculating the financial covenant in Section 6.12(b) shall not include any interest expense or capitalized interest paid or accrued pursuant to the Qualifying IRB Financing. In the event that the Borrower or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Secured Indebtedness of the Borrower and its Subsidiaries as of such date, minus (ii) the aggregate Unrestricted Cash of the Borrower and its Subsidiaries on such date in an amount not to exceed $150,000,000 to (b) Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries, in each case, calculated on a pro forma basis in a manner consistent with Section 1.04.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness of the Borrower and its Subsidiaries as of such date, minus (ii) the aggregate Unrestricted Cash of the Borrower and its Subsidiaries on such date in an amount not to exceed $150,000,000 to (b) Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries, in each case, calculated on a pro forma basis in a manner consistent with Section 1.04.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Contract Consideration” has the meaning given to such term in the definition of “Excess Cash Flow”.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender.
“Current Assets” means at any date, all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be reflected in “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.
“Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be reflected in “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Consolidated Funded Indebtedness of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans, Obligations in respect of Letters of Credit and Swingline Loans to the extent otherwise included therein.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is three (3) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Declined Proceeds” has the meaning assigned to such term in Section 2.11(h).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any Property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests of a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.
“Disqualified Institution” means, collectively, those Persons that are (i) competitors of the Borrower or its Subsidiaries or the Target, identified in writing by the Borrower to the Administrative Agent from time to time, (ii) such other persons identified in writing by the Borrower to the Administrative Agent prior to ~~August 1, 2024~~the Amendment No. 2 Effective Date and (iii) Affiliates of the Persons identified pursuant to clauses (i) or (ii) that are either clearly identifiable by name based solely on the similarity of name to the name of any entity on the DQ List or identified in writing by the Borrower to the Administrative Agent (in each case, other than any affiliate that is a bona fide fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course); provided that, notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any parties that have previously acquired an assignment, participation interest or trade hereunder that is otherwise permitted hereunder, but upon the effectiveness of such designation, any such party may not acquire any additional Commitments, Loans or participations; provided, further, that no designation of a person as a “Disqualified Institution” shall be effective until five (5) Business Days following the Administrative Agent’s receipt of notice of such designation (which notice shall be delivered in accordance with Section 9.01(a)(ii~~i~~)).
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the mandatory scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is ninety one (91) days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests; provided that, only the portion of Equity Interests which so mature or are mandatorily redeemable, are redeemable at the option of the holder thereof, provide for the mandatory scheduled payment of dividends or which are or become convertible as described above shall be deemed to be Disqualified Equity Interests; provided further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control, any offering of Equity Interests or any Disposition occurring prior to the date that is ninety one (91) days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments; and provided further, however, that, notwithstanding the foregoing, (i) if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Subsidiary, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (ii) no Equity Interests held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower or any Subsidiary shall be considered Disqualified Equity Interests because such Equity Interests are redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America other than a Subsidiary substantially all of the assets of which consist of the Equity Interests of (and/or receivables or other amounts due from) one or more “controlled foreign corporations” within the meaning of Section 957 of the Code, so long as such Subsidiary (i) does not conduct any business or activities other than the ownership of such Equity Interests and/or receivables and (ii) does not incur and is not otherwise liable for any Indebtedness or other liabilities (other than liabilities incurred in the ordinary course of business as a holding company).
“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).
“ECF Percentage” means 50%; provided, that (a) the ECF Percentage shall be reduced to 25% if the Consolidated Secured Net Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to 2.50 to 1.00 and (b) the ECF Percentage shall be reduced to 0% if the Consolidated Secured Net Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to 2.00 to 1.00.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors, (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition upon any Loan Party or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (as defined in Section 4245 of ERISA), or in “endangered” or “critical” status (as defined in Section 432 of the Code or Section 304 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“euro” and/or “€” means the single currency of the Participating Member States.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means for any Excess Cash Flow Period of the Borrower, calculated on a consolidated basis with respect to the Borrower and its Subsidiaries, the excess, if any, of:
(a)    the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization)

deducted in arriving at such Consolidated Net Income, (iii) decreases in Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) cash gains in respect of Swap Agreement obligations during such period to the extent not included in arriving at Consolidated Net Income and (vi) non-cash expense related to pension and other post-employment benefits to the extent deducted in arriving at Consolidated Net Income, over
(b)    the sum, without duplication, of
(i)    the amount of all non-cash income included in arriving at such Consolidated Net Income,
(ii)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility) incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or the proceeds of any issuance of Equity Interests of the Borrower),
(iii)    the aggregate amount of all voluntary prepayments of Consolidated Funded Indebtedness (other than (A) the Term Loans, (B) Revolving Loans, (C) any other revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereof and (D) other Pari Passu Secured Indebtedness) of the Borrower and its Subsidiaries made during such fiscal year (excluding any such prepayments financed with the proceeds of any issuance of Equity Interests of the Borrower or the issuance of any Indebtedness (other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility)),
(iv)    the aggregate amount of all regularly scheduled principal payments of Consolidated Funded Indebtedness (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of the Revolving Loans, any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and voluntary prepayments of the Term Loans (including repurchases pursuant to Section 2.25) and other Pari Passu Secured Indebtedness (other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility)),
(v)    increases in Working Capital for such fiscal year,
(vi)    the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
(vii)    to the extent not otherwise deducted from Consolidated Net Income, Taxes paid in cash during such fiscal year,
(viii)    to the extent not otherwise deducted from Consolidated Net Income, interest expense and any cash payments in respect of premium, make-whole or penalty payments in respect of Indebtedness of the Borrower and its Subsidiaries for such year,

(ix)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of cash consideration paid by the Borrower and its Subsidiaries during such fiscal year to make acquisitions and other investments permitted by Section 6.05 (excluding any such acquisitions or other investments (1) financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds of any issuance of Equity Interests of the Borrower or the issuance of any Indebtedness (other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility) or (2) that constitute intercompany investments),
(x)    cash charges included in calculating Consolidated Net Income,
(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods and, at the option of the Borrower, the aggregate cash consideration (x) required to be paid by the Borrower and its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or other investments anticipated to be consummated that are permitted pursuant to Section 6.05 (other than any intercompany investments) and (y) expected to be paid in connection with planned Capital Expenditures of the Borrower and its Subsidiaries (the “Planned Expenditures”), in each case during the period of four consecutive fiscal quarters of the Borrower following the end of the applicable fiscal year for which Excess Cash Flow is being calculated (except to the extent financed with the proceeds of Indebtedness (other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility), any Reinvestment Deferred Amount, the proceeds of any issuance of Equity Interests of the Borrower or utilizing the Available Amount); provided that to the extent the aggregate amount of cash actually utilized to finance such Permitted Acquisitions, investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
(xii)    cash expenditures in respect of Swap Agreement obligations during such period to the extent not deducted in arriving at such Consolidated Net Income,
(xiii)    any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset (so long as any such amortization or expense in such future period is added back to Excess Cash Flow in such future period) (excluding the principal amount of Indebtedness (other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility) incurred in connection with such payment and any such payment financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds of any issuance of Equity Interests of the Borrower), and
(xiv)    cash pension and other post-employment contributions or payments to the extent not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Application Date” has the meaning specified therefor in Section 2.11(e)(iii) of this Agreement.
“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2025.
“Exchange Rate” means, for any Foreign Currency, the rate of exchange therefor as described in clause (b) of the definition of “Dollar Equivalent”.
“Excluded Accounts” means, collectively, deposit accounts, to the extent exclusively constituting (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) escrow, fiduciary or trust accounts, (d) designated disbursement accounts and non-U.S. bank accounts, (e) deposit accounts (i) that are zero balance accounts or (ii) the balances of which are transferred automatically on a daily basis to deposit accounts that are not Excluded Accounts, (f) accounts holding cash collateral in escrow or in trust for the benefit of a third party in connection with a Permitted Encumbrance, and (g) the funds or other property held in or maintained in any such account identified in clauses (a) through (f).
“Excluded Assets” means:
(1)    any fee-owned real property and all leasehold or subleasehold interests in real property;
(2)    any motor vehicles, aircraft and other assets subject to certificates of title (other than to the extent the security interest in such certificates of title may be perfected by the filing of UCC financing statements);
(3)    assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any United States Governmental Authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute “Excluded Assets”;
(4)    Equity Interests in any Person other than wholly-owned Subsidiaries to the extent not permitted by terms in such Person’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law);
(5)    any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) (other than (i) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (ii) to the extent that any such term has been waived or (iii) to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”;

(6)    Excluded Accounts;
(7)    cash to secure letter of credit reimbursement obligations (other than in respect of Letters of Credit) to the extent such secured letters of credit are issued or permitted, and such cash collateral is permitted, by this Agreement;
(8)    any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
(9)    Equity Interests in any (x) not-for-profit Subsidiary or (y) other Subsidiary if the granting of a security interest in such Equity Interests (i) is prohibited or restricted by any applicable law or any contractual obligation (limited, in the case of a contractual obligation, to such contractual obligations in existence on the Acquisition Closing Date or on the date such Subsidiary was acquired by the Borrower or any other Subsidiary and that was not entered into in contemplation thereof) from providing a Guarantee of the Obligations or (ii) would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) in order to provide such security interest (other than any such consent, approval, license or authorization that has been obtained);
(10)    voting Equity Interests in any Foreign Subsidiary representing more than 65% of the voting Equity Interests in such Foreign Subsidiary;
(11)     any assets to the extent a security interest in such assets would result in material adverse Tax consequences (as reasonably determined by the Borrower in consultation with the Administrative Agent);
(12)    Permitted Receivables Facilities Assets; and
(13)    Specified Assets;
provided that, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).
“Excluded Subsidiary” means:
(1)    any Immaterial Subsidiary;
(2)    any Subsidiary that is not a wholly-owned Subsidiary (other than any Subsidiary that is a Loan Party immediately prior to the Amendment No. 1 Effective Date);
(3)    any not-for-profit Subsidiary;
(4)    any Subsidiary (i) that is prohibited or restricted by any applicable law or any contractual obligation (limited, in the case of a contractual obligation, to such contractual obligations in existence on the Acquisition Closing Date or on the date such Subsidiary was acquired by the Borrower or any of other Subsidiary and that was not entered into in contemplation thereof) from providing a Guarantee of the Obligations, (ii) that would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) in order to provide a Guarantee of the Obligations (other than any such consent, approval, license or authorization that has been obtained), (iii) if the provision of a Guarantee of the Obligations by such Subsidiary would result in adverse tax consequences to the Borrower, as reasonably determined by the Borrower in consultation with the Administrative Agent or (iv) that is a Foreign Subsidiary;
(5)    without limiting clause (4) above, any Subsidiary acquired by the Borrower or any other Subsidiary after the Acquisition Closing Date that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness that is permitted under this Agreement to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Subsidiary from providing a Guarantee of the Obligations so long as such restriction was not incurred in contemplation of such acquisition;
(6)    any Receivables Entity;
(7)    any captive insurance Subsidiary; or
(8)    any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Guarantee of the Obligations outweighs the benefits afforded thereby.
Notwithstanding the foregoing, in no event shall the Borrower be an “Excluded Subsidiary”.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Existing Letters of Credit” means the letters of credit issued for the account of the Borrower or its Subsidiaries outstanding on the date hereof and described on Schedule 1.01.
“Existing Loans” has the meaning assigned to such term in Section 2.20.
“Existing Term Loans” means all of the outstanding Initial Term Loans in effect immediately prior to the Amendment No. 2 Effective Date.
“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.24(b).
“Extended Term Loans” has the meaning assigned to such term in Section 2.24(a).
“Extending Revolving Lender” has the meaning assigned to such term in Section 2.24(c).
“Extending Term Lender” has the meaning assigned to such term in Section 2.24(c).
“Extension” means the establishment of an Extension Series by amending a Commitment or Loan pursuant to Section 2.24 and the applicable Extension Amendment.
“Extension Amendment” has the meaning assigned to such term in Section 2.24(d).
“Extension Election” has the meaning assigned to such term in Section 2.24(c).
“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.
“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or Revolver Extension Series, as the case may be.
“Facility” means (a) prior to the Amendment No. 2 Effective Date, the Initial Term Loan Commitments and the Initial Term Loans made thereunder ~~or~~, (b) on and after the Amendment No. 2 Effective Date, the 2025 Refinancing Term Loan Commitments and the 2025 Refinancing Term Loans made thereunder or (c) any other given Class of Term Loans or Revolving Commitments, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letters” means (i) that certain Fee Letter dated as of July 31, 2023, by and among the Borrower and JPMorgan Chase Bank, N.A., (ii) that certain Agent Fee Letter, dated as of August 1, 2024, by and among the Borrower and JPMorgan Chase Bank, N.A., (iii) that certain Amended and Restated Arranger Fee Letter, dated as of August 12, 2024, by and among the Borrower and the Joint Lead Arrangers party thereto, (iv) that certain Backstop Revolving Credit Facility Fee Letter, dated as of August 1, 2024, by and among the Borrower and the Joint Lead Arrangers party thereto, (v) that certain Amended and Restated Bridge Fee Letter, dated as of August 12, 2024, by and among the Borrower and the Joint Lead Arrangers party thereto and (vi) that certain Agent Fee Letter, dated as of August 1, 2024, by and among the Borrower and JPMorgan Chase Bank, N.A.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“First Lien Intercreditor Agreement” means an intercreditor agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower.
“Fitch” means Fitch Ratings Inc.
“Fixed Incremental Amount” has the meaning given to such term in the definition of “Incremental Cap”.
“Floor” means 0.00%.
“Foreign Asset Sale” has the meaning set forth in Section 2.11(i).
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the total amount of the Revolving Commitments. The Foreign Currency Sublimit is part of, and not in addition to, the Revolving Commitments hereunder.

“Foreign Excess Cash Flow” has the meaning set forth in Section 2.11(i).
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Recovery Event” has the meaning set forth in Section 2.11(i).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease Property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Agreement permitted hereunder, is a Lender, the Administrative Agent or a Joint Lead Arranger or an Affiliate of a Lender, the Administrative Agent or a Joint Lead Arranger, in its capacity as a party to such Swap Agreement or (b) in the case of any Swap Agreement entered into prior to, and existing on, the Acquisition Closing Date, any Person that is, on the Acquisition Closing Date, a Lender, the Administrative Agent or a Joint Lead Arranger or Affiliate of a Lender, the Administrative Agent or a Joint Lead Arranger, in its capacity as a party to such Swap Agreement.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Immaterial Subsidiary” means any Domestic Subsidiary that is not a Material Domestic Subsidiary.
“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incremental Amendment” has the meaning set forth in Section 2.20(f).
“Incremental Cap” means, at any date of determination, the sum of (a) an unlimited amount; provided that after giving pro forma effect to both (x) the making of Incremental Term Loans or establishment of Incremental Revolving Commitments (assuming a concurrent borrowing of the maximum amount of Loans available under the Incremental Revolving Commitments then being established) or any Incremental Equivalent Debt incurred at or prior to such time (but excluding any amounts incurred substantially concurrently in reliance on clause (b) below) and (y) any Specified Transactions consummated in connection therewith or substantially contemporaneously with the proceeds thereof (including (x) any repayment of Indebtedness, but without netting the cash proceeds of any borrowing under Incremental Term Loans, Incremental Revolving Loans or Incremental Equivalent Debt being incurred from the calculation of Consolidated Funded Secured Indebtedness or Consolidated Funded Indebtedness and (y) any re-classification of Indebtedness permitted hereunder), (1) if such Incremental Term Loans or Incremental Revolving Commitments or Incremental Equivalent Debt ranks pari passu or junior in right of security with the Obligations, the Consolidated Secured Net Leverage Ratio calculated on a pro forma basis does not exceed 3.00:1.00 or (2) if such Incremental Term Loans or Incremental Equivalent Debt is unsecured, the Consolidated Total Net Leverage Ratio calculated on a pro forma basis does not exceed 4.50:1.00 (the “Ratio-Based Incremental Amount”); plus (b) an amount equal to the sum of the greater of (x) $500,000,000 and (y) 100% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries (the “Fixed Incremental Amount”); plus (c) all voluntary prepayments of the Term Loans, Incremental Loans and Incremental Equivalent Debt (including, in the case of any Incremental Loan that effectively extends the Maturity Date with respect to any Class of Term Loans or Revolving Commitments hereunder, an amount equal to the portion of the relevant Class of such Term Loans or Revolving Commitments that will be replaced by such Incremental Term Loans and/or Incremental Revolving Commitments), permanent reductions of the Revolving Commitments and commitments in respect of any Incremental Loan or Incremental Equivalent Debt, buybacks of Term Loans by the Borrower and its Subsidiaries in accordance with Section 2.25, and payments by the Borrower or its Subsidiaries of the principal amount of any Loans (with respect to any Revolving Loans, to the extent accompanied by a permanent reduction of Revolving Commitments) made pursuant to Section 2.19 (in each case, (x) except to the extent funded with long-term Indebtedness (other than revolving Indebtedness or with respect to the first parenthetical in this clause (c) set forth above) and (y) with respect to prepayments and permanent reductions of Indebtedness or commitments, to the extent such Indebtedness or commitments are secured on a pari passu basis with the Obligations) (the “Prepayment-Based Incremental Amount”). The Borrower shall be deemed to incur Incremental Term Loans and Incremental Revolving Commitments and Incremental Equivalent Debt first under the Ratio-Based Incremental Amount (to the extent compliant therewith) prior to, and regardless of whether capacity exists under, the Fixed Incremental Amount or the Prepayment-Based Incremental Amount and

second under the Prepayment-Based Incremental Amount prior to, and regardless of whether capacity exists under, the Fixed Incremental Amount. Incremental Term Loans, Incremental Revolving Commitments and Incremental Equivalent Debt may be incurred substantially concurrently under the Ratio-Based Incremental Amount (to the extent compliant therewith), the Prepayment-Based Incremental Amount and the Fixed Incremental Amount or any combination of any of the foregoing, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, unless the Borrower elects otherwise, first, calculating the incurrence under the Ratio-Based Incremental Amount (without inclusion of any amounts incurred substantially concurrently pursuant to the Prepayment-Based Incremental Amount or the Fixed Incremental Amount) and then calculating the incurrence under the Prepayment-Based Incremental Amount (without inclusion of any amounts utilized pursuant to the Fixed Incremental Amount) and then calculating the incurrence under the Fixed Incremental Amount. The Administrative Agent and any Person providing any Incremental Term Loans, Incremental Revolving Commitments or Incremental Equivalent Debt may rely on the Borrower’s certification of the Incremental Cap amount (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Incremental Term Loans, Incremental Revolving Commitments or Incremental Equivalent Debt, as applicable.
“Incremental Commitments” has the meaning set forth in Section 2.20(a).
“Incremental Equivalent Debt” has the meaning set forth in Section 2.20(h).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.20(d).
“Incremental Lenders” has the meaning set forth in Section 2.20(c).
“Incremental Loan” has the meaning set forth in Section 2.20(b).
“Incremental Loan Request” has the meaning set forth in Section 2.20(a).
“Incremental Revolving Commitments” has the meaning set forth in Section 2.20(a).
“Incremental Revolving Lender” has the meaning set forth in Section 2.20(c).
“Incremental Revolving Loan” has the meaning set forth in Section 2.20(b).
“Incremental Term Loan Commitments” has the meaning set forth in Section 2.20(a).
“Incremental Term Lender” has the meaning set forth in Section 2.20(c).
“Incremental Term Loan” has the meaning set forth in Section 2.20(b).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (excluding deposits from customers received in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of any Indebtedness under this clause (f) that has not been assumed by such Person shall be equal to the lesser of the stated amount of such Indebtedness and the fair market value of the Property securing such Indebtedness, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Attributable Receivables Indebtedness of such Person, (l) liabilities of such Person in respect of any Swap Agreement and (m) Disqualified Equity Interests of such Person, provided that, for purposes of this definition, such liabilities of such Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness of a Person shall not include (a) the amount of the purchase price of an asset held back by such Person to satisfy warranty, indemnity or other unperformed obligations of the applicable seller or (b) obligations under the Qualifying IRB Financing.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b)(ii).
“Initial Term Facility” has the meaning assigned to it under the definition of “Term Facility”.
“Initial Term Lender” means, as of any date of determination, each Lender having an Initial Term Loan Commitment or that holds Initial Term Loans.
“Initial Term Loan Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01B opposite such Lender’s name under the heading “Initial Term Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) contemplated hereby pursuant to which such Lender shall have assumed its Initial Term Loan Commitment, as applicable, and giving effect to (i) any reduction in such amount from time to time pursuant to Section 2.09 and (ii) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Initial Term Loan Commitments on the Acquisition Closing Date ~~shall be~~was $700,000,000.
“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(b)~~.~~(i). As of the Amendment No. 2 Effective Date, after giving effect to the funding of the 2025 Refinancing Term Loans and the application of the proceeds thereof, the aggregate outstanding amount of the Initial Term Loans is $0.

“Intellectual Property” means Intellectual Property as defined in the Collateral Agreement.
“Intercompany Note” means an intercompany note in the form mutually agreed by the Borrower and the Administrative Agent.
“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.12(b).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08 in substantially the form attached hereto as Exhibit H-2, or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) (1) the last day of each March, June, September and December and (2) the Maturity Date, (b) with respect to any Term Benchmark Loan, (1) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (2) the Maturity Date, (c) with respect to any RFR Loan, (1) initially the date that is one week after the date of the borrowing of such RFR Loan and, thereafter, each successive date that is on the same weekday as such initial date (provided that if such initial date or any such successive date is a day other than a Business Day, the applicable Interest Payment Date shall be extended to the next succeeding Business Day unless such succeeding Business Day would fall in the next calendar week, in which case such Interest Payment Date shall occur on the next preceding Business Day) and (2) the Maturity Date and (d) with respect to any Swingline Loan, (1) the day that such Loan is required to be repaid and (2) the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRB” means the industrial revenue bond(s) issued after May 8, 2023 by the City of Belen in connection with, and to the extent constituting, the Qualifying IRB Financing pursuant to an IRB Indenture and IRB Purchase Agreement, the proceeds of which are or may be funded to Arcosa Wind Towers, Inc. pursuant to such IRB Transaction Documents for the construction, maintenance, improvement or development of the Belen IRB Facility.
“IRB Indenture” means the indenture (or similar corresponding documents) to be effective after May 8, 2023, to be entered among the City of Belen, New Mexico, IRB Purchaser, and BOKF, NA (or any successor or replacement thereto) in connection with the Qualifying IRB Financing.

“IRB Lease Agreement” means the lease agreement (or similar corresponding documents) to be effective after May 8, 2023, to be entered between the City of Belen, New Mexico and Arcosa Wind Towers, Inc. in connection with the Qualifying IRB Financing.
“IRB Project Participation Agreement” means the project participation agreement (or similar corresponding documents) to be effective after May 8, 2023, to be entered between the City of Belen, New Mexico and Arcosa Wind Towers, Inc. in connection with the Qualifying IRB Financing.
“IRB Purchase Agreement” means the bond purchase agreement (or similar corresponding documents) to be effective after May 8, 2023, to be entered among the City of Belen, New Mexico, IRB Purchaser and Arcosa Wind Towers, Inc. in connection with the Qualifying IRB Financing.
“IRB Purchaser” means any wholly-owned direct or indirect Subsidiary.
“IRB Transaction Documents” means, collectively, the IRB Indenture, the IRB Purchase Agreement, the IRB Lease Agreement, the IRB Project Participation Agreement and the bonds issued under the IRB Indenture, in each case, in connection with the Qualifying IRB Financing.
“IRB Transactions” shall mean, collectively, the transactions contemplated by the IRB Transaction Documents, including (a) the execution and delivery of the IRB Transaction Documents by the parties thereto, (b) the Qualifying IRB Dispositions, (c) the Qualifying IRB Investment, (d) the lease pursuant to any Qualifying IRB Lease, (e) the execution and delivery of the Qualifying IRB Mortgage, and (f) the payments by the Borrower or any of its Subsidiaries pursuant to any IRB Lease Agreement; provided, for the avoidance of doubt, that the IRB Transactions shall not include any Loans made under this Agreement the proceeds of which are or may be used in connection with the IRB Transactions.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means JPMorgan Chase Bank, N.A. and Bank of America, N.A., each in its capacity as the issuer of Letters of Credit hereunder, and any successors in such capacity or any additional Issuing Banks, in each case, as provided in Section 2.06(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“Joint Lead Arrangers” means (i) prior to the Amendment No. 1 Effective Date, JPMorgan Chase Bank, N.A. and BofA Securities, Inc. ~~and~~, (ii) on and after the Amendment No. 1 Effective ~~d~~Date, (x) with respect to the Initial Term Facility, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, and (y) with respect to the 2024 Incremental Revolving Commitments, JPMorgan Chase Bank~~.~~, N.A. and BofA Securities, Inc., each in its capacity as a joint lead arranger and joint bookrunner and (iii) on and after the Amendment No. 2 Effective Date, with respect to the 2025 Refinancing Term Loans, the Amendment No. 2 Lead Arrangers.
“Judgment Currency” has the meaning assigned to such term in Section 2.21.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower.

“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Term Loan, any Extended Revolving Commitment, any Incremental Term Loans, any Incremental Revolving Commitments, any Refinancing Term Loans or any Refinancing Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Equivalent of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Equivalent of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The total LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force and effect until the Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“LCT Test Date” has the meaning assigned thereto in Section 1.10(a).
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01A and Schedule 2.01B and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Revolving Lenders, Term Lenders, Swingline Lender and the Issuing Banks.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement (including each Existing Letter of Credit).
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).
“Letter of Credit Commitment” means, with respect to each Issuing Bank (including any replacement or additional Issuing Banks pursuant to Section 2.06(i)), the commitment of such Issuing Bank to issue Letters of Credit hereunder up to the amount set forth on Schedule 2.06 opposite such Issuing Bank’s name. The Letter of Credit Commitment of an Issuing Bank (and Schedule 2.06, as it

relates to any such Issuing Bank) may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent. The aggregate Letter of Credit Commitments as of the Effective Date was $100,000,000.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens and other statutory, constitutional or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property. For purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
“Limited Condition Transaction” means any acquisition or investment that (a) is not prohibited hereunder, (b) is not conditioned on the availability of, or on obtaining, third-party financing, and (c) is completed within 180 days of the execution of the Limited Condition Transaction Agreement for such acquisition or investment, as applicable.
“Limited Condition Transaction Agreement” has the meaning assigned thereto in Section 1.10(a).
“Loan Documents” means (i) this Agreement, (ii) any promissory notes issued pursuant to Section 2.10(f), (iii) any Letter of Credit applications, (iv) the Subsidiary Guaranty, (v) the Collateral Documents, (vi) any Refinancing Amendment (including Amendment No. 2), Incremental Amendment or Extension Amendment and (vii) all other agreements to which a Loan Party is a party that are expressly identified as Loan Documents therein; provided, that, no Swap Agreement shall constitute a Loan Document. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Loans” means the loans (including any Revolving Loans or Term Loans) made by the Lenders to the Borrower pursuant to this Agreement.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Loan Parties, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.
“Material Domestic Subsidiary” means each Domestic Subsidiary (other than any Receivables Entity) (a) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed (together with any Subsidiary of such Domestic Subsidiary) greater than ten percent (10%) of Consolidated EBITDA for such period, (b) which contributed (together with any Subsidiary of such Domestic Subsidiary) greater than ten percent (10%) of Consolidated Total Assets as of such date or (c) which accounts (together with any Subsidiary of such Domestic Subsidiary) for more than ten percent (10%) of the consolidated revenues of the Borrower and its Subsidiaries as determined for the most-recently ended fiscal year ending on or prior to such date of determination; provided that (i) any Domestic Subsidiary that has a Subsidiary that is a Material Domestic Subsidiary shall itself constitute a Material Domestic Subsidiary, and (ii) in the event that the Material Domestic Subsidiaries (after giving effect to clause (i) of this proviso and any other designation pursuant to this clause (ii) of this proviso), when combined with the Borrower (on a standalone basis), at any time represent less than seventy-five percent (75%) of (x) Consolidated EBITDA for such period (excluding Consolidated EBITDA attributable to the Borrower’s Subsidiaries that are Excluded Subsidiaries (other than as a result of clause (1) thereof)), (y) Consolidated Total Assets as of such date (excluding Consolidated Total Assets attributable to the Borrower’s Subsidiaries that are Excluded Subsidiaries (other than as a result of clause (1) thereof)) or (z) the consolidated revenues of the Borrower and its Subsidiaries for such period (excluding revenue attributable to the Borrower’s Subsidiaries that are Excluded Subsidiaries (other than as a result of clause (1) thereof)), the Borrower shall designate additional Domestic Subsidiaries (other than Receivables Entities) as Material Domestic Subsidiaries and satisfy the requirements of Section 5.09 so that the thresholds in this proviso shall have been satisfied.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Intellectual Property” means any Intellectual Property which is material to the business of the Borrower and its Subsidiaries, taken as a whole, as determined by the Borrower in good faith.
“Maturity Date” means (i) with respect to the Revolving Facility, August 23, 2028 and (ii) with respect to the ~~Initial~~2025 Refinancing Term Facility, the date that is seven (7) years after the Acquisition Closing Date (iii) with respect to any Class of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iv) with respect to any Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment, (v) with respect to any Incremental Loans or Incremental Revolving Commitments, the final maturity date as specified in the applicable Incremental Amendment and (vi) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Permitted Receivables Facility Amount” means an amount equal to the greater of (i) $250,000,000 and (ii) 50% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by any Loan Party or any of its Subsidiaries of assets, the amount of cash proceeds actually received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration, but only as and when so received) by or on behalf of such Loan Party or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Encumbrance on any asset (other than (A) Indebtedness owing to the Administrative Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such sale or disposition, (iii) Taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction, and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are paid to the Administrative Agent as a prepayment of the applicable Obligations in accordance with Section 2.11(e) of this Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and
(b)    with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries, or the issuance by any Loan Party or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash actually received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration, but only as and when so received) by or on behalf of such Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such issuance or incurrence, and (ii) Taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Loan Party or any Subsidiary to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, or any of the other Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Debt Declined Amount” has the meaning assigned to such term in Section 2.11(e)(ii).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.
“Pari Passu Secured Indebtedness” means Refinancing Term Loans and Incremental Equivalent Debt (and any Permitted Refinancing in respect of the foregoing), in each case that is secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Term Loans.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment” has the meaning assigned to it in Section 8.06(c)(i).
“Payment Block” has the meaning assigned to it in Section 2.11(i).
“Payment Notice” has the meaning assigned to it in Section 8.06(c)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate substantially in the form of Exhibit L or any other form approved by the Administrative Agent.
“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any of its Subsidiaries of (a) all or substantially all the assets of or (b) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (i) no Default has occurred and is continuing or would arise after giving effect (including giving effect on a pro forma basis) thereto, (ii)  the Borrower and the Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Section 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (iii) in the case of an acquisition, merger or consolidation involving the Borrower, the Borrower is the surviving entity of such merger and/or consolidation.

“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law or arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health and wellness plans and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(g)    leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary;
(h)    Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(i)    Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;
(k)    Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of (i) operating leases entered into by the Borrower or any Subsidiary and (ii) Dispositions permitted under Section 6.04(l), (m) or (n);

(l)    any set-off or netting rights granted by the Borrower or any Subsidiary pursuant to any Swap Agreement solely in respect of amounts owing under such Swap Agreements; and
(m)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P, P-1 from Moody’s or F-1 by Fitch;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P, Aaa by Moody’s or AAA by Fitch and (iii) have portfolio assets of at least $5,000,000,000;
(f)    marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of A or better from S&P, Moody’s or Fitch; and
(g)    in the case of any Subsidiary of the Borrower organized or having its principal place of business outside the United States, investments consisting of the currency of the jurisdiction in which such Person is organized or has its principal place of business or conducts business or denominated in such currency which are similar to the items specified in clause (a) of this definition.
“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale, transfer and/or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” means Receivables (whether now existing or arising in the future) of the Receivables Sellers which are transferred, sold and/or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to the Receivables Entity and all proceeds thereof.
“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Borrower or any Subsidiary that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders unless otherwise consented to by the Administrative Agent and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Permitted Receivables Related Assets” means any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, re-funding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, restructured, replaced or extended except by an amount equal to (x) unpaid accrued interest and premium (including tender premiums) thereon plus other amounts owing or paid related to such Indebtedness, and fees, commissions and expenses (including upfront fees and original issue discount) incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and (y) any existing commitments unutilized thereunder, except as otherwise permitted under Section 6.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, restructuring, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) if such Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended is Subordinated Indebtedness, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms (1) that reflect market terms and conditions (as reasonably determined by the Borrower) at the time of incurrence or issuance of such Permitted Refinancing or (2) otherwise reasonably acceptable to the Administrative Agent, and (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefit of the Lenders, such modification, refinancing, refunding, renewal, restructuring, replacement or extension is either (1) unsecured or (2) secured and, if secured, subject to intercreditor arrangements on terms at least as favorable, taken as a whole (as reasonably determined by the Borrower), to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended. Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.
“Permitted Supply Chain Financing” means one or more accounts receivable financing transactions whereby the Borrower or any of its Subsidiaries sells to a third-party purchaser all or a portion of the accounts receivable owing to the Borrower or any of its Subsidiaries from one or more designated customer(s) of the Borrower or such Subsidiary (but, for the avoidance of doubt, not a sale or sales of all or substantially all of the accounts receivable of the Borrower or any of its Subsidiaries generally); provided that:
(a)    such transaction shall be evidenced by a receivables purchase agreement or other similar documentation on terms and conditions customary for supply-chain financing arrangements or as otherwise agreed by the Administrative Agent;
(b)    the proceeds of such sales are received in cash and are in an amount equal to the face value of the sold accounts receivable, net of a commercially reasonable and customary discount rate based on then current market conditions, in each case, in the reasonable judgment of the Borrower; and
(c)    such sales are structured, and are intended to be treated, as true sales of accounts receivable without recourse to the Borrower or any of its Subsidiaries other than limited recourse typical of such transactions resulting from the breach of appropriate representations, warranties or covenants by the Borrower or any selling Subsidiary, as applicable, with respect to the sold accounts receivable.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Planned Expenditures” has the meaning given to such term in the definition of “Excess Cash Flow”.
“Prepayment-Based Incremental Amount” has the meaning given to such term in the definition of “Incremental Cap”.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed (including Equity Interests).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasing Borrower Party” means any of the Borrower or any other Loan Party.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.20.
“Qualified Acquisition” means any Material Acquisition involving consideration paid by the Borrower or any of its Subsidiaries in an amount in excess of $200,000,000.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualifying IRB Dispositions” means, collectively, the sale or other Disposition by Arcosa Wind Towers, Inc. to the City of Belen of any Property constituting, or intended to constitute, part of the Belen IRB Facility.
“Qualifying IRB Financing” means that certain industrial revenue bond financing related to an IRB with a face amount not to exceed $65,000,000 to be entered into with the City of Belen, New Mexico and economic development contributions provided by the State of New Mexico and the City of Belen, New Mexico pursuant to the IRB Project Participation Agreement in connection with the Belen IRB Facility, and refinancings, replacements or extensions thereof, satisfying the following conditions:
(a)    such IRB is entered into for the sole purpose of abating ad valorem taxes on real and personal property, gross receipts taxes and compensating taxes of any Loan Party or Subsidiary;
(b)    such IRB is issued and economic development contributions are provided pursuant to the state laws of the State of New Mexico;

(c)    such IRB is purchased by IRB Purchaser pursuant to an IRB Transaction Document;
(d)    IRB Purchaser maintains ownership of such IRB and IRB Purchaser remains a wholly-owned direct or indirect Subsidiary;
(e)    there are no Liens on the Belen IRB Facility of any Loan Party in respect of obligations under, or in connection with, such IRB, or any related guaranty or lease obligations (except to the extent that the Qualifying IRB Mortgage and the terms of the IRB Transaction Documents, are deemed to result in a Lien in favor of the bond trustee (for itself, or on behalf of the IRB Purchaser as holder of the bond) or any Governmental Authority on the Belen IRB Facility (such Lien, the “Specified IRB Lien”)); and
(f)    the IRB Indenture entered into by the IRB Purchaser in connection with the Belen IRB Facility has not been terminated.
“Qualifying IRB Investment” means the purchase of any IRB by IRB Purchaser and/or the agreement by IRB Purchaser or Arcosa Wind Towers, Inc. to be obligated under any IRB in connection with a Qualifying IRB Financing.
“Qualifying IRB Lease” means the lease of the Belen IRB Facility (or any portion thereof) and incurrence of the obligations pursuant to any IRB Lease Agreement by Arcosa Wind Towers, Inc.
“Qualifying IRB Mortgage” means the mortgage to the City of Belen encumbering the Belen IRB Facility pursuant to the IRB Project Participation Agreement.
“Ratio-Based Incremental Amount” has the meaning set forth in the definition of “Incremental Cap”.
“Receivables” means any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).
“Receivables Entity” means a wholly-owned Subsidiary which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Subsidiary, (ii) is recourse to or obligates the Borrower or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by delivering to the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Receivables Sellers” means the Borrower and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Recovery Event” means any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party or any of its Subsidiaries.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then two (2) U.S. Government Securities Business Days prior to such setting and (3) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion, giving due consideration to (i) any selection or recommendation of a reference time by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a reference time for such Benchmark at such time.
“Refinanced Debt” has the meaning set forth in Section 2.23(a).
“Refinancing Amendment” has the meaning set forth in Section 2.23(f).
“Refinancing Commitments” has the meaning set forth in Section 2.23(a).
“Refinancing Facility Closing Date” has the meaning set forth in Section 2.23(d).
“Refinancing Lenders” has the meaning set forth in Section 2.23(c).
“Refinancing Loan” has the meaning set forth in Section 2.23(b).
“Refinancing Loan Request” has the meaning set forth in Section 2.23(a).
“Refinancing Revolving Commitments” has the meaning set forth in Section 2.23(a).
“Refinancing Revolving Lender” has the meaning set forth in Section 2.23(c).
“Refinancing Revolving Loan” has the meaning set forth in Section 2.23(b).
“Refinancing Term Loan Commitments” has the meaning set forth in Section 2.23(a).
“Refinancing Term Lender” has the meaning set forth in Section 2.23(c).
“Refinancing Term Loan” has the meaning set forth in Section 2.23(b).
“Rejection Notice” has the meaning assigned to such term in Section 2.11(h).
“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulatory Authority” has the meaning assigned to such term in Section 9.12.
“Reinvestment Deferred Amount” means, with respect to any Asset Sale or Recovery Event, the aggregate Net Cash Proceeds actually received by any Loan Party or its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(e) as a result of the Borrower’s determination to reinvest such Net Cash Proceeds in the business of the Borrower or any of its Subsidiaries.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR.
“Replacement Term Loans” has the meaning set forth in Section 9.02(h).
“Repricing Transaction” means each of (in each case, as applicable) (a) the optional prepayment (or mandatory prepayment pursuant to Section 2.11(e)(iv) or 9.02(e)), repayment, refinancing, substitution or replacement of all or a portion of the ~~Initial~~2025 Refinancing Term Loans substantially concurrently with the incurrence by any Loan Party of any broadly syndicated Dollar denominated long-term term “B” loans secured on a pari passu basis with the ~~Initial~~2025 Refinancing Term Loans having an Effective Yield that is less than the Effective Yield applicable to the ~~Initial~~2025 Refinancing Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield applicable to the ~~Initial~~2025 Refinancing Term Loans; provided that the primary purpose (as determined by the Borrower in good faith) of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the Effective Yield applicable to the ~~Initial~~2025 Refinancing Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change in Control, Significant Acquisition, Significant Disposition or Transformative Transaction constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative

Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
“Required Lenders” means, subject to Section 2.22, Lenders having Credit Exposures and unfunded Commitments representing more than 50% of the sum of the total Credit Exposures plus unfunded Commitments at such time.
“Required Revolving Lenders” means, subject to Section 2.22,
(a)    at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or all of the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Revolving Commitments representing more than fifty percent 50% of the sum of the Revolving Credit Exposures and Unfunded Revolving Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, the Unfunded Revolving Commitment of each Lender shall be deemed to be zero; and
(b)    for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the Revolving Credit Exposures;
provided that, in the case of clauses (a) and (b) above, the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.22 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the president or other executive officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revaluation Date” means, (a) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (b) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolver Extension Request” has the meaning assigned to such term in Section 2.24(b).

“Revolver Extension Series” has the meaning assigned to such term in Section 2.24 (b).
“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01A opposite such Lender’s name under the caption “Revolving Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any reduction and/or increase, as the case may be, from time to time pursuant to an Incremental Amendment, a Refinancing Amendment or an Extension and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided, that at no time shall the aggregate of the Revolving Credit Exposure of any Lender exceed its Revolving Commitment.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.
“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time and Credit Exposure thereunder.
“Revolving Lenders” means the Persons listed on Schedule 2.01A as having a Revolving Commitment and any other Person that shall acquire a Revolving Commitment, other than any such Person that ceases to be a Revolving Lender pursuant to an Assignment and Assumption.
“Revolving Loan” means a Loan made a Revolving Lender pursuant to Section 2.01.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” means any sale or other transfer of any Property by any Person with the intent to lease such Property as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC, the U.S. Department of State, U.S. Department of Commerce or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Persons, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations or order).
“Sanctions” means all economic or financial sanctions or trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“SEC” means the United States Securities and Exchange Commission.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any of its Subsidiaries and any Cash Management Bank.
“Secured Cash Management Obligations” means any and all obligations of the Loan Parties or any of their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Secured Cash Management Agreements.
“Secured Hedge Agreement” means any interest rate, currency or commodity Swap Agreement permitted under this Agreement that is entered into by and between a Loan Party or any of its Subsidiaries and any Hedge Bank.
“Secured Hedging Obligations” means any and all obligations of the Loan Parties or any of their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Secured Hedge Agreements.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, with respect to any Secured Cash Management Agreement, the Cash Management Banks, with respect to any Secured Hedge Agreement, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.04, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Securities Act” means the United States Securities Act of 1933.
“Sellers” means Stavola Holding Corporation, a New Jersey corporation, Stavola Holdings Pennsylvania LLC, a Delaware limited liability company, Stavola Trucking Company, Inc., a New Jersey corporation, Stavola Management Company, Inc., a New Jersey corporation and Stavola Realty Company, a New Jersey general partnership.

“Significant Acquisition” means any Permitted Acquisition or other similar investment the aggregate consideration for which exceeds $500,000,000.
“Significant Disposition” means any Disposition not prohibited hereunder the aggregate consideration for which exceeds $500,000,000.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvency Certificate” means a certificate substantially in the form attached hereto as Exhibit J.
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Assets” means, collectively, (a) letter of credit rights (other than to the extent the security interest in such letter of credit rights may be perfected by the filing of UCC financing statements) with a value of less than $5,000,000 individually and $10,000,000 in the aggregate, (b) commercial tort claims with an estimated value by the Borrower of less than $5,000,000 individually and $10,000,000 in the aggregate, (c) the membership interests of McConway & Torley, LLC and Standard Forged Products, LLC, as to which the Borrower or a Subsidiary thereof has entered into a binding agreement to sell such interests on or before the Amendment No. 1 Effective Date, but only until such interests are sold or such binding agreement is terminated, and (d) such assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest therein or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby.
“Specified Acquisition Agreement Representations” means the representations made by the Sellers in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such) (but only to the extent that the Borrower or its applicable affiliates has the right to terminate its obligation to consummate the Acquisition (or otherwise does not have an obligation to close) under the Acquisition Agreement as a result of a failure of such representations in the Acquisition Agreement to be accurate without liability to any of them).
“Specified Event of Default” means (a) an Event of Default pursuant to Section 7.01(a), Section 7.01(b), Section 7.01(c) (solely with respect to Sections 3.16 and 3.18), Section 7.01(d) (solely with respect to Sections 5.03 (with respect to the Borrower’s existence) and 5.08), Section 7.01(h), Section 7.01(i) and Section 7.01(j) and (b) any other default designated by the Incremental Lenders, if any, providing the Indebtedness that is to be used to finance the applicable acquisition or investment that is a Limited Condition Transaction.
“Specified IRB Lien” has the meaning given to such term in the definition of “Qualifying IRB Financing”.
“Specified Representations” means each of the representations made by the Borrower in Section 3.01(a), 3.02, 3.03 (in the case of clause (c) thereof, solely with respect to Material Indebtedness), 3.08, 3.12, 3.16(b) (solely with respect to use of proceeds of the Term Loans), 3.18 and 3.20.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Specified Transaction” means (a) any investment that results in a Person becoming a Subsidiary, (b) any Permitted Acquisition or other acquisition or investment outside the ordinary course of business, (c) any Disposition that results in a Subsidiary ceasing to be a Subsidiary of the Borrower or any Disposition of a business unit, line of business or division of the Borrower or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise and (d) any issuance, incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility), any Restricted Payment, and any Incremental Revolving Commitment, Incremental Revolving Loan or Incremental Term Loan.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary (other than intercompany Indebtedness owed among the Borrower and its Subsidiaries) the payment of which is subordinated to payment of the obligations under the Loan Documents pursuant to terms and conditions reasonably satisfactory to the Administrative Agent.
“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness, in each case, on terms and conditions satisfactory to the Administrative Agent.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Guarantor” means each Material Domestic Subsidiary that is a party to the Subsidiary Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.
“Subsidiary Guaranty” means that certain Second Amended and Restated Subsidiary Guaranty dated as of the Effective Date in the form of Exhibit F (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by such Lender in its capacity as a Swingline Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.22 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.
“Swingline Lender” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Syndication Agents” means (i) prior to the Amendment No. 1 Effective Date, Bank of America, N.A. and (ii) on and after the Amendment No. 1 Effective Date, with respect to the Initial Term Facility, Bank of America, N.A. and Barclays Bank PLC, each in its capacity as syndication agent for the credit facilities evidenced by this Agreement.
“Target” means, collectively, any entities that will, upon consummation of the Acquisition, become Subsidiaries of the Borrower.

“Target Credit Agreement” means the Amended and Restated Credit Agreement, dated as of September 30, 2021, by and among Stavola NJ, Stavola Construction Materials, Inc., Stavola Sand & Gravel, Inc., Stavola Contracting Company, Inc., Stavola Asphalt Company, Inc., Stavola Quarries, L.L.C. and their subsidiaries, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time).
“Target Debt Refinancing” means the repayment in full, termination of all commitments, release of all guarantees and release of all liens under the Target Credit Agreement and any related loan documents.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Facility” means each of (a) prior to the Amendment No. 2 Effective Date, the Initial Term Loan Commitments and the Initial Term Loans made thereunder (the “Initial Term Facility”) ~~and~~, (b) on and after the Amendment No. 2 Effective Date, the 2025 Refinancing Term Loan Commitments and the 2025 Refinancing Term Loans made thereunder (the “2025 Refinancing Term Facility”) and (c) the Incremental Term Loans, if any, it being understood that each Class shall be a separate Facility. Additional Facilities may be established pursuant to Section 2.20 and/or Section 2.23.
“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.
“Term Loan Borrowing” means a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Term Loan Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, 2025 Refinancing Term Loan Commitment, Incremental Term Loan Commitment and/or Refinancing Term Loan Commitment or any combination thereof (as the context requires).
“Term Loan Extension Request” has the meaning assigned to such term in Section 2.24(a).
“Term Loan Extension Series” has the meaning assigned to such term in Section 2.24(a).
“Term Loan Increase” has the meaning assigned to such term in Section 2.24(a).
“Term Loans” means (a) prior to the Amendment No. 2 Effective Date, the collective reference to the Initial Term Loans and any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as the context may require and (b) on and after the Amendment No. 2 Effective Date, the collective reference to the 2025 Refinancing Term Loans and any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as the context may require.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” has the meaning assigned to such term in Section 9.14(c).
“Trade Date” has the meaning assigned to such term in Section 9.04(e)(i).
“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the consummation of the Acquisition, (c) the consummation of the Target Debt Refinancing and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
“Transformative Transaction” means any merger, acquisition, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such transaction or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such transaction, would not provide the Borrower and the Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower acting in good faith).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Unfunded Revolving Commitment” means, with respect to each Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure; provided, that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Revolving Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans.
“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Cash” means unrestricted cash and Permitted Investments owned by any Loan Party or its Subsidiaries and not controlled by or subject to any Lien in favor of any creditor (other than (x) Liens created under the Collateral Documents or the security documents governing other indebtedness permitted to be incurred and secured on a pari passu or junior basis by the Collateral pursuant to this Agreement and (y) customary rights of setoff and similar items related to the account where such funds are located).
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Working Capital” means at any date, the excess of Current Assets on such date over Current Liabilities on such date.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental

Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. ~~(a)~~  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)    Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables (other than Financials) under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
(c)    All pro forma computations required to be made hereunder giving effect to any acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or

5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
(d)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA (including any component definitions thereof) or Consolidated Total Assets, shall be calculated in the manner prescribed by this Section 1.04 (including with respect to calculations based on the most recent four quarter periods, based on the financial statements referenced in Section 1.04(c)); provided that notwithstanding anything to the contrary in this Section 1.04, (A) when calculating any such ratio or test for purposes of (i) the definition of “Applicable Rate,” (ii) the definition of “ECF Percentage” and (iii) Section 6.12 (other than for the purpose of determining pro forma compliance with Section 6.12), the events described in this Section 1.04 that occurred subsequent to the end of the applicable period shall not be given pro forma effect, and (B) when calculating any such ratio or test for purposes of the incurrence of Incremental Loans or Incremental Equivalent Debt, (i) cash and Permitted Investments resulting directly from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test and (ii) all concurrently incurred Incremental Revolving Commitments shall be deemed to be fully drawn.
SECTION 1.05. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The

Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.07. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 1.08. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.09. Conversion of Foreign Currencies.
(a)    Dollar Equivalents. The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Letter of Credit extensions denominated in Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
(b)    Rounding-Off. Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
SECTION 1.10. Limited Condition Transactions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed acquisition or investment is a Limited Condition Transaction and that the Borrower wishes to test the conditions to such acquisition or investment and, if applicable and solely with respect to an acquisition, the Indebtedness that is to be used to finance such acquisition in accordance with this Section 1.10, then the following provisions shall apply (other than with respect to any Incremental Loans and/or Incremental Commitments pursuant to

Section 2.20 provided in connection with such acquisition if specified otherwise by the Incremental Lenders’ Incremental Loans and/or Incremental Commitments, as applicable):
(a)    any condition to such Limited Condition Transaction or, solely with respect to an acquisition, such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution (the “LCT Test Date”) of the definitive purchase agreement, merger agreement, or other agreement governing such Limited Condition Transaction (any such agreement, a “Limited Condition Transaction Agreement”) and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and all other transactions in connection therewith (including the incurrence of such Indebtedness);
(b)    any condition to such Limited Condition Transaction or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Transaction or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCT Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Transaction, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Transaction as are material to the lenders providing such Indebtedness (including, if applicable, the Lenders) shall be true and correct, but only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Transaction as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders (including, if applicable, the Lenders) providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);
(c)    any financial ratio test or condition to be tested in connection with such Limited Condition Transaction and the availability of such Indebtedness will be tested as of the LCT Test Date, in each case after giving effect to the relevant Limited Condition Transaction and all other transactions in connection therewith (including the incurrence or assumption of any Indebtedness), on a pro forma basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Transaction and (ii) if any of such ratios are exceeded or conditions are not met following the LCT Test Date, but prior to the closing of such Limited Condition Transaction, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; and
(d)    except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the relevant Limited

Condition Transaction Agreement is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (i) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Rate and determining whether or not the Borrower is in compliance with the financial covenants set forth in Section 6.12 shall, in each case be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.
ARTICLE II
The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions set forth, (a) herein, each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) subject to Section 2.11(c), such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) subject to Section 2.11(c), the total Revolving Credit Exposures exceeding the Aggregate Revolving Commitment, (b) herein, (i) each Initial Term Lender with an Initial Term Loan Commitment (severally and not jointly) agrees to make an Initial Term Loan to the Borrower in Dollars on the Acquisition Closing Date, in an amount equal to such Lender’s Initial Term Loan Commitment and (ii)(x) the Amendment No. 2 Additional Term Lender agrees to make a 2025 Refinancing Term Loan to the Borrower in Dollars on the Amendment No. 2 Effective Date, in an amount equal to the Amendment No. 2 Additional Term Lender’s Amendment No. 2 Additional Term Commitment and (y) the Amendment No. 2 Converted Term Loan of each Amendment No. 2 Consenting Lender shall be converted into a 2025 Refinancing Term Loan of such Lender as of the Amendment No. 2 Effective Date and (c) in any Incremental Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Term Loans, each Term Lender party thereto severally agrees to make a Term Loan of the applicable Class to the Borrower on the date specified therein in an aggregate amount not to exceed the amount of such Term Lender’s Term Loan Commitment of such Class as set forth therein. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder and no Lender shall be responsible for any other Lender’s failure to make Loans as required; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans or fund participations in Letters of Credit and Swingline Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b)    Subject to Section 2.14, each (i) Revolving Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans and (ii) each Term Loan Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans, in each case, as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Term Benchmark Revolving Borrowings and RFR Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days (or, in the case of a Term Benchmark Borrowing to be made on the Acquisition Closing Date or the Amendment No. 2 Effective Date, one U.S. Government Securities Business Day) before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing (if applicable pursuant to Section 2.14), not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer or Financial Officer of the Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(iv)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. [Reserved].
SECTION 2.05. Swingline Loans.
(a)     Subject to the terms and conditions set forth herein, the Swingline Lender may agree in its sole discretion, but shall have no obligation, to make Swingline Loans in Dollars to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment, or (iii) the total Revolving Credit Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business

Day, no later than 5:00 p.m., New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m. New York City time on the immediately succeeding Business Day) to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)    The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)    Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.
SECTION 2.06. Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Banks, at any time and from time to time during the Revolving Availability Period.

In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, each Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account for the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than two (2) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, in each case, subject to Section 2.11(c) (i)  (x) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate Dollar Equivalent of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the Dollar Equivalent of the LC Exposure shall not exceed the total Letter of Credit Commitments, (iii) no Lender’s Dollar Equivalent of Revolving Credit Exposure shall exceed its Revolving Commitment, (iv) the Dollar Equivalent of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit and (v) subject to Section 2.11(b), the Dollar Equivalent of the LC Exposure of any individual Issuing Bank shall not exceed $50,000,000 (unless otherwise agreed to by such Issuing Bank, the

Administrative Agent and the Borrower). The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or require that such Issuing Bank refrain from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or
(ii)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit provided that (A) any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods not to extend past the date in clause (ii) below and (B) Letters of Credit with an aggregate face amount not to exceed $20,000,000 may have expiration dates that extend to the date two (2) years after the date of the issuance of each such Letter of Credit (or, in the case of any renewal or extension thereof, two (2) years after such renewal or extension) not to extend past the date in clause (ii) and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or with respect to the Existing Letters of Credit, upon the effectiveness of this Agreement) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that (x) if such LC Disbursement is denominated in Dollars and is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount or (y) if such LC Disbursement is denominated in a Foreign Currency and the Dollar Equivalent thereof is not less than $1,000,000, the Borrower may, subject to the conditions to borrowings set forth herein, request in accordance with Section 2.03 that such payment be converted into an equivalent amount of an ABR Revolving Borrowing denominated in Dollars in an amount equal to the Dollar Equivalent of such Foreign Currency and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Equivalent thereof, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign

Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a nonappealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment. Any payments required pursuant to this paragraph (h) may be made in Dollars if such payment is made as a result of, in connection with, or with proceeds from a Loan made pursuant to the proviso of the first sentence of paragraph (e) of this Section.
(i)    Replacement or Addition of Issuing Banks. An Issuing Bank may be replaced or added at any time by written agreement among the Borrower, the Administrative Agent, and either (i) if a replacement, the replaced Issuing Bank and the successor Issuing Bank or (ii) if an addition of an Issuing Bank, the additional Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement or addition of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement or addition, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such additional, successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Revolving Lenders holding a majority of the Revolving Commitments (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than fifty percent (50%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the Dollar Equivalent of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(c). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remain outstanding after the expiration date specified in said paragraph (c), the Borrower shall immediately deposit in the LC Collateral Account an amount in cash equal to such LC Exposure as of such date plus any accrued or unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower shall grant the Administrative Agent a security interest in the LC Collateral Account upon its establishment. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse such Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of the Revolving Lenders with LC Exposure representing greater than fifty (50%) of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(k)    Provisions Related to Extended Revolving Commitments. During the period of five (5) Business Days ending on the Maturity Date of any Class of Revolving Commitments (an

“Expiring Class”), the Borrower will not permit the sum of (i) the Revolving Loans of all Classes maturing after the Maturity Date of such Expiring Class plus (ii) the aggregate amount of LC Exposure that has not been cash collateralized to exceed the aggregate amount of the Revolving Commitments expiring after such Maturity Date. If the Borrower fails to comply with its obligations pursuant to the foregoing sentence, the Administrative Agent may, at any time, require that Lenders with Revolving Commitments of the Expiring Class fund Revolving Loans under their Revolving Commitments in an amount necessary to cash collateralize the portion of the LC Exposure with respect to Letters of Credit expiring after the Maturity Date of the Expiring Class that is necessary to cause the Borrower’s obligations under the first sentence of this paragraph to be complied with, and, upon any such Lender of the Expiring Class funding its Revolving Loan as provided above, such Lender’s risk participation in such LC Exposure shall be reduced by the amount of its Revolving Loan so funded; provided that the Revolving Lenders’ obligation under this paragraph shall not be subject to the conditions set forth in Section 4.02.
SECTION 2.07. Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds  by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to such Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)     To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer or Financial Officer of the Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.
(c)     Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or if a Revolving Borrowing, an RFR Borrowing; and
(iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)     Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders of the applicable Class, so notifies the Borrower, then, so long as an Event of Default is continuing with respect to such Class (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (A) each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (B) each RFR Borrowing shall be converted to an ABR Borrowing immediately.
SECTION 2.09. Termination and Reduction of Commitments.
(a)    Unless previously terminated, (i) the Revolving Commitments shall terminate on the Maturity Date ~~and~~, (ii) any unfunded Initial Term Loan Commitments shall terminate on the Acquisition Closing Date after the funding of the Initial Term Loans on such date (without prejudice to any claim the Borrower may have against a Lender that shall have failed to fund the Initial Term Loans on such date)~~.~~ and (iii) any unfunded 2025 Refinancing Term Loan Commitments shall terminate on the Amendment No. 2 Effective Date after the funding of the 2025 Refinancing Term Loans on such date (without prejudice to any claim the Borrower may have against a Lender that shall have failed to fund the 2025 Refinancing Term Loans on such date).
(b)    The Borrower may at any time terminate, or from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, any Revolving Lender’s Revolving Credit Exposure would exceed the Aggregate Revolving Commitment.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days (or such lesser period as the Administrative Agent shall agree to in writing) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.
SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in Dollars and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b)    The Borrower shall repay the ~~Initial~~2025 Refinancing Term Loans on the last day of each March, June, September and December, beginning with the last day of the first ~~full~~ fiscal quarter ending after the ~~Acquisition Closing~~Amendment No. 2 Effective Date and ending with the last such day to occur prior to the Maturity Date, in an aggregate principal amount for each such date (as such amount shall be adjusted pursuant to Section 2.18(b) hereof) equal to the aggregate principal amount of the Initial Term Loans outstanding on the Acquisition Closing Date multiplied by 0.25%. To the extent not previously repaid, all unpaid Term Loans of any Class shall be paid in full by the Borrower on the Maturity Date applicable thereto.
(c)    The amount of any then remaining scheduled payment set forth in clause (b) above shall be adjusted to account for the addition of any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans by multiplying each such remaining scheduled payment by a fraction, the numerator of which is the aggregate principal amount of ~~Initial~~2025 Refinancing Term Loans outstanding immediately after such transaction and the denominator of which is the aggregate principal amount of ~~Initial~~2025 Refinancing Term Loans outstanding immediately prior to such transaction.

(d)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(e)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(f)    The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.
(g)    Any Lender may request that Loans made by it be evidenced by a promissory note. If such Loan is a Revolving Loan, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Revolving Lender (or, if requested by such Revolving Lender, to such Revolving Lender and its registered assigns) and in the form attached hereto as Exhibit I-1. If such Loan is a Term Loan, the Borrower shall prepare, execute and deliver to such Term Lender a promissory note payable to such Term Lender (or, if requested by such Term Lender, to such Term Lender and its registered assigns) and in the form attached hereto as Exhibit I-2. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11. Prepayment of Loans.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and, if applicable, payment of any amounts due and payable in accordance with this Section 2.11 and any break funding expenses under Section 2.16.
(b)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lender) by telephone (confirmed by telecopy or electronic mail, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the Swingline Lender) of any prepayment under clause (a) above (i) in the case of prepayment of a Term Benchmark Borrowing or an RFR Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Borrower, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(g). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.
(c)    In the event that the Borrower (x) makes any prepayment of ~~Initial~~2025 Refinancing Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to ~~Initial~~2025 Refinancing Term Loans, in each case prior to the six (6) month anniversary of the ~~Acquisition Closing~~Amendment No. 2 Effective Date, the Borrower shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the ~~Initial~~2025 Refinancing Term Loans being prepaid or (B) in the case of clause (y), the aggregate amount of the applicable ~~Initial~~2025 Refinancing Term Loans outstanding immediately prior to (and subject to) such amendment, in each case to the Administrative Agent, for the ratable account of each of the ~~Initial~~2025 Refinancing Term Lenders.
(d)    If the Administrative Agent notifies the Borrower at any time that, (i) other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Equivalent of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Revaluation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, the Foreign Currency Exposure, as of the most recent Revaluation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrower shall in each case immediately cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit.
(e)    Mandatory Prepayments.
(i)    If any Indebtedness shall be incurred by any Loan Party or any of its Subsidiaries (excluding any Indebtedness permitted in accordance with Section 6.01), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(g).
(ii)    If on any date any Loan Party or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event in excess of the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA in the aggregate for all such transactions, such Net Cash Proceeds shall be applied within five (5) Business Days after such date, toward the prepayment of Term Loans in an amount equal to such Net Cash Proceeds as set forth in Section 2.11(g); provided, that, notwithstanding the foregoing, the Borrower may reinvest the Net Cash Proceeds in assets used in or useful to the business of any Loan Party or any of its Subsidiaries within (i) 12 months following the receipt of such Net Cash Proceeds or (ii) 18 months following the receipt of such Net Cash Proceeds in the event that any Loan Party or any of its Subsidiaries shall have entered into a binding commitment within 12 months following the receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds in the business of any Loan Party or any of its Subsidiaries (it being understood that if any portion of such Net Cash Proceeds are no longer intended to be reinvested or are not reinvested within such 12- or 18-month period, as applicable, such Net Cash Proceeds shall be applied on the fifth (5) Business Day after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or are not reinvested within such 12- or 18-month period, as applicable, toward the prepayment of the Terms Loans as set forth in Section 2.11(g) (it being understood and agreed that pending the reinvestment of such Net Cash Proceeds, such Net Cash Proceeds shall be held by the Borrower or its applicable Subsidiary and available for use for any purpose not expressly prohibited by this

Agreement, and for general working capital purposes)); provided further that, notwithstanding the foregoing, such Net Cash Proceeds may be applied towards the prepayment or purchase of Pari Passu Secured Indebtedness to the extent the documentation governing such Indebtedness requires such a prepayment or purchase with Net Cash Proceeds from any Asset Sale or Recovery Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and all such other Indebtedness (provided that, in the event that the Borrower or its applicable Subsidiary makes an offer to the holders of such Pari Passu Secured Indebtedness to prepay or purchase such Pari Passu Secured Indebtedness in an amount permitted under this Section 2.11(e)(ii), to the extent that such offer is declined by holders of such Pari Passu Secured Indebtedness (the declined amount, the “Other Debt Declined Amount”) and the Borrower has not reinvested such Net Cash Proceeds as contemplated by this Section 2.11(e)(ii), the Borrower shall be required to prepay Term Loans in an amount equal to such Other Debt Declined Amount as if the Other Debt Declined Amount were Net Cash Proceeds received on the final date by which such declining holders were required to give notice of their Other Debt Declined Amount); provided that, notwithstanding the foregoing, if such Net Cash Proceeds are received on account of (x) the sale or other Disposition of any Property or assets having a fair market value, for any individual sale or series of related sales, of less than $5,000,000 or (y) the sale of 100% of the membership interests of McConway & Torley, LLC and Standard Forged Products, LLC, then, in each case of the foregoing clauses (x) and (y), no prepayment shall be required in respect of such Net Cash Proceeds.
(iii)    If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans as set forth in Section 2.11(g) an amount equal to the excess of (x) the ECF Percentage of such Excess Cash Flow over (y) solely to the extent not funded with the proceeds of long-term Indebtedness, the aggregate amount of all optional prepayments of Term Loans made during such Excess Cash Flow Period. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 5.01, for the Excess Cash Flow Period with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered. Notwithstanding the foregoing, prepayments under this clause (e)(iii) shall only be required to the extent such prepayments would result in the payment of an amount greater than $25,000,000 in any fiscal year (and only amounts in excess of $25,000,000 shall be required to be prepaid in any fiscal year).
(iv)    If the Borrower incurs or issues any Refinancing Loans or Replacement Term Loans, in each case resulting in Net Cash Proceeds (as opposed to such Refinancing Loans or Replacement Term Loans arising out of an exchange of any existing Loans for such Refinancing Loans or Replacement Term Loans), the Borrower shall cause to be prepaid an aggregate principal amount of the applicable Refinanced Debt or Replaced Term Loans, as applicable, in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower of such Net Cash Proceeds; provided that prepayments pursuant to this Section 2.11(e)(iv) in connection with a Repricing Transaction shall be accompanied by any fees payable with respect thereto pursuant to Section 2.11(c).

(f)    Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied to the prepayment of the Term Loans in accordance with Section 2.18(a). The application of any prepayment pursuant to this Section 2.11 shall be made first, to ABR Loans and, second, to Term Benchmark Loans. Each prepayment of the Term Loans under this Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
(g)    Each prepayment of Term Loans pursuant to Section 2.11(e) (A) shall be applied either (x) ratably to each Class of Term Loans then outstanding or (y) as requested by the Borrower in the notice delivered pursuant to clause (h) below, and to the extent permitted pursuant to clause (2) of the immediately following sentence below, to any Class or Classes of Term Loans with a Maturity Date preceding the Maturity Date of the other Classes of Term Loans then outstanding, (B) shall be applied, with respect to each such Class for which prepayments will be made, in a manner determined at the discretion of the Borrower in the applicable notice and, if not specified, in direct order of maturity to repayments thereof required pursuant to Section 2.10(b) and (C) shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentage (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject to clause (h) of this Section 2.11. Notwithstanding clause (A) above, (1) in the case of prepayments pursuant to Section 2.11(e)(iv), such prepayment shall be applied in accordance with this clause (g) solely to the applicable Refinanced Debt or Replaced Term Loans and (2) any Incremental Amendment, Refinancing Amendment or Extension Amendment may provide (including on an optional basis as elected by the Borrower) for a less than ratable application of prepayments to any Class of Term Loans established thereunder.
(h)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clauses (i) through (iv) of Section 2.11(e) at least two (2) Business Days prior to the date of such prepayment (or on the date such prepayment is owed if such prepayment is owed on the same date the prepayment event occurred). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Term Lender may reject all (but not less than all) of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made (other than a prepayment required to be made pursuant to clause (i) or (iv) of Section 2.11(e)) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of such Lender (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Term Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter may be retained by the Borrower.
(i)    Notwithstanding any other provisions of this Section 2.11, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Asset Sale”) or the Net Cash Proceeds of any Recovery Event from a Foreign Subsidiary (a “Foreign Recovery Event”), in each case giving rise to a prepayment event pursuant Section 2.11(e)(ii), or Excess Cash Flow generated by a Foreign Subsidiary (“Foreign Excess Cash Flow”) giving rise to a prepayment event pursuant to Section 2.11(e)(iii), (A) are prohibited, restricted or delayed by applicable local law from being repatriated to the United States or (B) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Sale, Foreign Recovery Event or Foreign Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow (the circumstances described in clauses (A) and (B), a “Payment Block”), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay ~~Initial~~2025 Refinancing Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long as, as the applicable Payment Block would not permit repatriation to the United States (the Borrower hereby agrees to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation and/or minimize any such adverse tax consequences), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or no longer subject to material adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the ~~Initial~~2025 Refinancing Term Loans pursuant to this Section 2.11 to the extent provided herein may be retained by the applicable Foreign Subsidiary.
SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates (it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of such Lender’s unused Revolving Commitment for purposes of calculating the commitment fee under this Section 2.12(a)). Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)     The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to each Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit shall be paid in Dollars.
(c)     The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent (including all fees due and payable pursuant to the terms of the Fee Letters).
(d)     All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to such Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)     The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)     Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.
(d)     Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% per annum plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% per annum plus the rate applicable to such fee or other obligation as provided hereunder; provided that during the occurrence and continuance of an Event of Default under Section 7.01(a), (b), (h) or (i), all Loans shall automatically bear interest at 2% per annum plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section and in the case of any other amount outstanding hereunder, such amount shall automatically accrue at 2% per annum plus the rate applicable to such fee or other obligation as provided hereunder.
(e)     Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)     Interest computed by reference to the Alternate Base Rate (except when based on the Prime Rate), the Term SOFR Rate or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14. Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.14:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing; provided that, in each case, no Lender shall make such determination pursuant to this clause (ii) unless such Lender certifies in writing to the Borrower that it is generally making similar determinations upon, or otherwise similarly enforcing its agreements with, companies of substantially similar creditworthiness as the Borrower with similar credit facilities as the credit facility provided herein (and provided further that not Lender shall have any obligation to disclose confidential information about any other Borrower);
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any impacted Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such date is not a Business Day) be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any impacted RFR Loan shall on and from such day (or the next succeeding Business Day if such date is not a Business Day) be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for, or conversion to or continuation of, a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any impacted Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such date is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any impacted RFR Loan shall on and from such day (or the next succeeding Business Day if such date is not a Business Day), be converted by the Administrative Agent to, and shall constitute an ABR Loan.
SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other similar assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16. Break Funding Payments. In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or (v) the failure by the Borrower to make any payment of any drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(E)    On or before the date that the Administrative Agent (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder (and from time to time thereafter upon the reasonable request of the Borrower), it shall deliver to the Borrower an executed copy of either (i) IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in any case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.
Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Banks and the term “applicable law” includes FATCA.
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Except with respect to principal of and interest on Loans denominated in a Foreign Currency, the Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 1:00 p.m., New York City time, on the date when due, or the date fixed for any prepayment hereunder and all payments with respect to principal and interest on Loans denominated in a Foreign Currency shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day solely for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices in 383 Madison Avenue in New York City, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this

Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any law from making any required payment hereunder in a Foreign Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Foreign Currency payment amount. At any time that payments are not required to be applied in the manner required by Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder not constituting (x) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (y) a mandatory prepayment (which shall be applied in accordance with Section 2.11), such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements (other than those described in the next clause second), including amounts then due to the Administrative Agent and each Issuing Bank from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.
(b)    At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or an Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a)  If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)     If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.20. Incremental Credit Extensions.
(a)    Incremental Commitments. The Borrower may at any time or from time to time after the Acquisition Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans under this Agreement (collectively with any Term Loan Increase, the “Incremental Term Loan Commitments”) and/or (B) one or more increases in the amount of the Revolving Commitments (a “Revolving Commitment Increase” and the revolving commitments thereunder, the “Incremental Revolving Commitments ”; the Incremental Revolving Commitments, collectively with any Incremental Term Loan Commitments, the “Incremental Commitments”).
(b)    Incremental Loans. Any Incremental Term Loans effected through the establishment of one or more new Classes of one or more new Term Loans (excluding through any Term Loan Increase) made on an Incremental Facility Closing Date shall be designated a separate Class of Term Loans for all purposes of this Agreement unless otherwise agreed by the Borrower and the Administrative Agent. On any Incremental Facility Closing Date on which any Incremental Term Loan Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Term Lender with an Incremental Term Loan Commitment that becomes effective on such date shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Lender that becomes effective on such date and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Revolving Commitment Increases are effected, subject to the satisfaction or waiver of the terms and conditions in this Section 2.20, (i) each Incremental Revolving Lender shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment so established on such date and (ii) each Incremental Revolving Lender shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Lender that becomes effective on such date. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.
(c)    Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Incremental Commitment or Incremental Loan, an “Incremental Revolving Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent and each Issuing Bank shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitments solely to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Term Loans or Revolving Commitments, as applicable, to such Additional Lender.
(d)    Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)    after giving effect to such Incremental Commitments, the conditions of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date); provided that the Incremental Lenders party to such Incremental Amendment shall be permitted to in connection with any Incremental Commitment, the primary purpose of which is to finance a Limited Condition Transaction, (A) reduce any delivery deadline with respect to any Borrowing Request and (B) waive in full or in part any of the conditions set forth in Section 4.02(a) (other than, in connection with a Limited Condition Transaction, the accuracy, to the extent required under Section 4.02(a), of any “specified representations”) and Section 4.02(b) (other than with respect to any Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i));
(ii)    each Incremental Term Loan Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.20(d)(iii)) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.20(d)(iii)), in each case, unless otherwise agreed by the Borrower and the Administrative Agent;
(iii)    the aggregate principal amount of all Incremental Term Loans, Incremental Revolving Commitments and Incremental Equivalent Debt shall not exceed the Incremental Cap; and

(iv)    to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements substantially consistent with those delivered on the Acquisition Closing Date under Section 4.03 or otherwise reasonably satisfactory to the Administrative Agent.
(e)    Required Terms.
(i)    The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Loan Commitments of any Class, except as otherwise set forth herein, shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments; provided that in no event will any Incremental Term Loans be permitted to be voluntarily or mandatorily prepaid prior to the repayment in full of the ~~Initial~~2025 Refinancing Term Loans, unless accompanied by at least a ratable payment of the ~~Initial~~2025 Refinancing Term Loans (provided that any Refinancing Amendment, Extension Amendment or Incremental Amendment may provide that the applicable Incremental Lenders providing such Incremental Commitments shall receive a less than ratable payment). In any event, Incremental Term Loans:
(A)    shall (I) be unsecured, (II) rank pari passu or junior in right of payment with the Obligations under Term Loans and Revolving Loans and shall have the same Subsidiary Guarantors or (III) shall be secured by the Collateral on a pari passu or junior lien basis with the other Term Loans and Revolving Loans and shall have the same Subsidiary Guarantors,
(B)    as of the Incremental Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the ~~Initial~~2025 Refinancing Term Loans,
(C)    except in the case of a Term Loan Increase, as of the Incremental Facility Closing Date, shall have amortization (subject to clause (e)(i)(B) above) determined by the Borrower and the applicable Incremental Term Lenders but shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~Initial~~2025 Refinancing Term Loans,
(D)    subject to clause (e)(iii) below, shall have an Effective Yield determined by the Borrower and the applicable Incremental Term Lenders,
(E)    subject to clause (e)(iii) below, shall have fees determined by the Borrower and the applicable Incremental Term Loan arranger(s), and
(F)    may participate on (x) a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments of Term Loans hereunder or (y) a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.11(e)(iv) and Section 2.11(g)(A)(y))) in any mandatory prepayments of Term Loans hereunder.
(ii)    The terms and provisions of Incremental Revolving Commitments shall be subject to the same terms and conditions as any Revolving Commitments then existing on the Incremental Facility Closing Date (and be deemed added to, and made a part of, such Revolving

Commitments) (it being understood that, if required to consummate any Incremental Revolving Commitments, the Borrower may increase the pricing, interest rate margins, rate floors and undrawn fees on the applicable Revolving Commitments being increased for all lenders under such Revolving Commitments, but additional upfront or similar fees may be payable to the lenders participating in such Incremental Revolving Commitments without any requirement to pay such amounts to any existing Revolving Lenders).
(iii)    The Effective Yield (and the components thereof) applicable to any Incremental Term Loans may be determined by the Borrower and the Incremental Lenders providing such Incremental Term Loans; provided that, with respect to any Incremental Term Loans that are secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, the Effective Yield applicable to such Incremental Term Loans shall not be greater than the applicable Effective Yield with respect to ~~Initial~~2025 Refinancing Term Loans plus 50 basis points per annum unless the Applicable Rate (and/or, as provided in the proviso below, the Adjusted Term SOFR Rate or Alternate Base Rate floor) with respect to the ~~Initial~~2025 Refinancing Term Loans is increased so as to cause the then applicable Effective Yield of the Term Loans to equal the Effective Yield then applicable to the Incremental Term Loans minus 50 basis points; provided, further, that any increase in Effective Yield to any ~~Initial~~2025 Refinancing Term Loan required solely due to the application or imposition of an Adjusted Term SOFR Rate or Alternate Base Rate floor on any Incremental Term Loan may, at the election of the Borrower, be effected solely through an increase in (or implementation of, as applicable) any Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR or Alternate Base Rate floor applicable to such ~~Initial~~2025 Refinancing Term Loan or an increase in the interest rate margin applicable to such Incremental Term Loans; provided, further, that this Section 2.20(e)(iii) shall not apply to any Incremental Term Loan Commitments or Incremental Term Loans incurred on or after the twelve month anniversary of the Acquisition Closing Date.
(f)    Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Incremental Lender providing such Commitments, the Administrative Agent and, in the case of Incremental Revolving Commitments, each Issuing Bank and the Swingline Lender. The Incremental Amendment may, without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, (i) to effect the provisions of this Section 2.20 and (ii) to modify the terms or conditions applicable to (x) all Classes of Term Loans and/or Revolving Loans outstanding prior to the effectiveness of such Incremental Amendment to the extent reasonably determined by the Administrative Agent and the Borrower to be beneficial to all of the existing Term Lenders and/or Revolving Lenders relative to such terms or conditions as in effect prior to the effectiveness of such Incremental Amendment (provided that such modification must be made to all applicable Classes of Term Loans and/or Revolving Loans) or (y) any one or more Classes of Loans outstanding prior to the effectiveness of such Incremental Amendment (any such Class of Loans, “Existing Loans”) necessary for any such Existing Loans to be “fungible” for tax purposes with any Class of Incremental Loans or Incremental Commitments incurred pursuant to such Incremental Amendment, by increasing the Effective Yield (or any component thereof) applicable to any such Existing Loans and/or by imposing, increasing the amount of, or extending the period of applicability of, any premiums or fees payable upon the prepayment or repricing of such Existing Loans. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Commitments for any purpose not prohibited by this Agreement.

(g)    Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date (including on the Acquisition Closing Date in order to reflect the 2024 Incremental Revolving Commitments) on which Incremental Revolving Commitments are effected pursuant to this Section 2.20, (a) each of the existing Revolving Lenders shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the existing Revolving Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the existing Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.11(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)    Incremental Equivalent Debt. The Borrower or any Subsidiary may, at any time or from time to time after the Closing Date, issue, incur or otherwise obtain Indebtedness of the Borrower or any Subsidiary (and any Permitted Refinancing thereof) in respect of one or more series of senior or subordinated notes or loans (which, in each case, may be unsecured, secured on a junior lien basis or on a pari passu basis with the Obligations), in each case, that are issued or made in lieu of Incremental Revolving Commitments and/or Incremental Term Loan Commitments (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of Incremental Equivalent Debt and any Incremental Term Loans made and Incremental Revolving Commitments established shall not exceed (a) in the case of Incremental Equivalent Debt incurred by a Loan Party, the Incremental Cap and (b) in the case of Incremental Equivalent Debt incurred by a Non-Loan Party, the lesser of (x) (A) the greater of (I) $250,000,000 and (I) 50% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries minus (B) the aggregate amount of Indebtedness incurred by Non-Loan Parties under Section 6.01(j) and (y) the Ratio-Based Incremental Amount in respect of unsecured Incremental Equivalent Debt, (ii) other than as set forth in clause (b) above, such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) if such Incremental Equivalent Debt is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Subsidiary other than any asset constituting Collateral, (iv) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence; provided that, in connection with any Incremental Equivalent Debt, the primary purpose of which is to finance a Limited Condition Transaction, the lenders providing such Incremental Equivalent Debt may waive in full or in part the condition set forth in this clause (iv) (other than with respect to any Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i)), (v) subject to clause (vii) below, such Indebtedness may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Indebtedness, (vi) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Junior Lien Intercreditor Agreement, (vii) such Incremental Equivalent Debt shall have a final maturity date which is no earlier than the Maturity Date of the ~~Initial~~2025 Refinancing Term Loans and a Weighted Average Life to Maturity which is equal to or greater than the Weighted Average Life to Maturity of the ~~Initial~~2025 Refinancing Term Loans, (viii) if such Indebtedness is in the form of term loans that are secured on a pari passu basis with the Obligations,

Section 2.20(e)(iii) shall apply to such Indebtedness as if (but only to the extent, including after giving effect to applicable exclusions) such Indebtedness were Incremental Term Loan Commitments of the type subject to the provisions of Section 2.20(e)(iii), mutatis mutandis and (ix) such Indebtedness may provide for the ability to participate (x) on a pro rata basis or non-pro rata basis in any voluntary prepayment of ~~Initial~~2025 Refinancing Term Loans made pursuant to Section 2.11(a) and (y) to the extent secured on a pari passu basis with the ~~Initial~~2025 Refinancing Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Indebtedness refinancing such Incremental Equivalent Debt) in any mandatory prepayment of ~~Initial~~2025 Refinancing Term Loans required pursuant to Section 2.11(b) or less than a pro rata basis with the then-outstanding ~~Initial~~2025 Refinancing Term Loans.
(i)    This Section 2.20 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
SECTION 2.21. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; (iii) third, to cash collateralize each Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; (iv) fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; (v) fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize each Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; (vi) sixth, to the payment of any amounts owing to the Lenders, each Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; (vii) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;
(d)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to such Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)    so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(d)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Banks have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and any Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the

Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.23. Refinancing Amendments.
(a)    Refinancing Commitments. The Borrower may at any time or from time to time after the Acquisition Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) a new Class of commitments for term loans under this Agreement or an increase in the Commitments of an existing Class of Term Loans (any such new commitments, “Refinancing Term Loan Commitments”) or (B) the establishment of a new Class of revolving credit commitments under this Agreement or an increase in any existing Class of Revolving Commitments (any such new commitments, “Refinancing Revolving Commitments” and collectively with any Refinancing Term Loan Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any Class or Classes of existing Loans or Commitments as selected by the Borrower (with respect to a particular Refinancing Commitment or Refinancing Loan, any such Class or Classes of existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)    Refinancing Loans. Any Refinancing Term Loans or Refinancing Revolving Commitments made on ~~an~~a Refinancing Facility Closing Date shall, unless constituting an increase in a previously established Class, be designated a separate Class of Refinancing Term Loans or Refinancing Revolving Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Facility Closing Date on which any Refinancing Term Loan Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.23, (i) each Refinancing Term Lender shall make a Loan to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Loan Commitment established on such date and (ii) each Refinancing Term Lender shall become a Lender hereunder with respect to the Refinancing Term Loan Commitment established on such date and the Refinancing Term Loans made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.23, (i) each Refinancing Revolving Lender shall make its Commitment available to the Borrower (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) in an amount equal to its Refinancing Revolving Commitment and (ii) each Refinancing Revolving Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Commitment and the Refinancing Revolving Loans made pursuant thereto.
(c)    Refinancing Loan Request. Each Refinancing Loan Request from the Borrower pursuant to this Section 2.23 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Commitments. Refinancing Term Loans may be made, and Refinancing Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Refinancing Commitment or Refinancing Loan, a “Refinancing Revolving Lender” or “Refinancing Term Lender,” as applicable, and, collectively, “Refinancing Lenders”); provided that the Administrative Agent and each Issuing Bank and the Swingline Lender shall have consented (not to be unreasonably withheld, conditioned or delayed) to any Lender or Additional Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Commitments solely to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Term Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender.

(d)    Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:
(i)    (x) each Refinancing Term Loan Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt that is in the form of Term Loans) or (y) each Refinancing Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt that is in the form of Revolving Commitments), in each case, unless otherwise agreed by the Borrower and the Administrative Agent.
(e)    Required Terms. The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Loan Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments and, to the extent not substantially identical to any Class of Term Loans or Revolving Commitments, as applicable, existing on the Refinancing Facility Closing Date (except to the extent permitted by clauses (i) and (ii) below, as applicable, and with respect to pricing and optional prepayment or redemption terms), shall reflect market terms and conditions (as determined by the Borrower) at the time of incurrence or issuance of such Refinancing Term Loans or Refinancing Revolving Commitments, as the case may be. In any event:
(i)    the Refinancing Term Loans:
(A)    as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt,
(B)    as of the Refinancing Facility Closing Date, shall have amortization (subject to clause (e)(i)(A) above) determined by the Borrower and the applicable Refinancing Term Lenders but shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt,
(C)    shall have an Effective Yield determined by the Borrower and the applicable Refinancing Term Lenders,
(D)    shall have fees determined by the Borrower and the applicable Refinancing Term Loan arranger(s),
(E)    may participate (x) on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) in any voluntary prepayments of Term Loans hereunder or (y) on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.11(e)(iv) and Section 2.11(g)(A)(y))) in any mandatory prepayments of Term Loans hereunder, or if junior in right of security, shall be on a junior basis with respect thereto,
(F)    shall not have a greater principal amount than (x) the principal amount of the Refinanced Debt plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing plus (z) any additional amount of Indebtedness to the extent that such additional amount would otherwise be permitted to be incurred and secured on a pari passu basis with the Obligations pursuant to Sections 6.01 and 6.03 hereof (it being understood that any such additional amount shall utilize availability under any “basket” set forth in those Sections) and the Administrative Agent and any Person providing any Refinancing Loans or Refinancing Commitments may rely on the Borrower’s certification of compliance with this clause (F) (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Refinancing Loans or Refinancing Commitments, as applicable, and
(G)    (I) shall rank pari passu in right of payment with the Obligations under Term Loans and Revolving Loans and shall have the same Guarantors and (II) shall be secured either on a pari passu basis with the Obligations or on a junior basis to the Obligations, in each case over the same (or less) Collateral that secures the Term Loans; provided that, with respect to any Refinancing Term Loans that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Term Loans shall be established as a facility separate from the Term Loans provided herein; provided, further, with respect to any Refinancing Term Loans that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Term Loans shall be subject to a Junior Lien Intercreditor Agreement; and
(ii)    the Refinancing Revolving Commitments and Refinancing Revolving Loans:
(A)    (I) shall rank pari passu in right of payment with the Obligations under Term Loans and Revolving Loans and shall have the same Guarantors and (II) shall be secured either on a pari passu basis with the Obligations or on a junior basis to the Obligations, in each case over the same (or less) Collateral that secures the Revolving Commitments and Revolving Loans; provided that, with respect to any Refinancing Revolving Commitments that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Revolving Commitments shall be established as a facility separate from the Revolving Commitments provided herein; provided, further, with respect to any Refinancing Revolving Commitments that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Revolving Commitments shall be subject to a Junior Lien Intercreditor Agreement,
(B)    (I) shall not have a final scheduled maturity date or mandatory commitment reduction date earlier than the Maturity Date or commitment reduction date, respectively, with respect to the Refinanced Debt and (II) shall not have any scheduled amortization or mandatory commitment reductions prior to the maturity date of the Refinanced Debt,
(C)    shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Refinancing Revolving Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (in accordance with clause (E) below)) of Loans with respect to Refinancing Revolving Commitments after the associated Refinancing Facility Closing Date shall be made and participations in Letters of Credit shall be on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis)

with all other Revolving Commitments then existing on the Refinancing Facility Closing Date,
(D)    may provide that the permanent repayment of Revolving Loans with respect to, and termination or reduction of, Refinancing Revolving Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with all other Revolving Commitments,
(E)    shall provide that assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans then existing on the Refinancing Facility Closing Date,
(F)    shall have Effective Yield determined by the Borrower and the applicable Refinancing Revolving Lenders,
(G)    shall have fees determined by the Borrower and the applicable Refinancing Revolving Commitment arranger(s), and
(H)    shall not have a greater principal amount of Commitments than (x) the principal amount of the Commitments of the Refinanced Debt plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing plus (z) any additional amount of Indebtedness to the extent that such additional amount would otherwise be permitted to be incurred and secured on a pari passu basis with the Obligations pursuant to Sections 6.01 and 6.03 hereof (it being understood that any such additional amount shall utilize availability under any “basket” set forth in those Sections) and the Administrative Agent and any Person providing any Refinancing Loans or Refinancing Commitments may rely on the Borrower’s certification of compliance with this clause (H) (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Refinancing Loans or Refinancing Commitments, as applicable.
(f)    Refinancing Amendment. Commitments in respect of Refinancing Term Loans and Refinancing Revolving Commitments shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Lender providing such Commitments, the Administrative Agent and, in the case of Refinancing Revolving Commitments, each Issuing Bank and the Swingline Lender. The Refinancing Amendment may, without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.23. The Borrower will use the proceeds of the Refinancing Term Loans and Refinancing Revolving Commitments to (x) retire the applicable Refinanced Debt and to pay accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing and (y) with respect to any additional amount of Indebtedness permitted by Section 2.23(e)(i)(F) or Section 2.23(e)(ii)(H) above, for any purpose not prohibited by this Agreement.

SECTION 2.24. Extension of Term Loans; Extension of Revolving Loans.
(a)    Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class or Classes (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date with respect to all or a portion of the Term Loans of such Existing Term Loan Tranche (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.24. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (i) be identical as offered to each Lender under the same Class in such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders of such Class) and offered pro rata to each Lender under the same Class in such Existing Term Loan Tranche; (ii) except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the Borrower and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request, reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Borrower); (iii) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Term Loans and Refinancing Term Loans hereunder which have more than five (5) different Maturity Dates; (iv) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (v) the Extension Amendment may provide for other covenants (as determined by the Borrower and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (vi) Extended Term Loans may have prepayment terms (including call protection) as may be agreed by the Borrower and the Lenders thereof; provided, that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of the Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Term Loans (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for Extended Term Loans proposed to be incurred under this Section 2.24 shall be in an aggregate principal amount that is not less than $10,000,000 (unless otherwise agreed by the Borrower and the Administrative Agent) (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by the Borrower in its sole discretion.
(b)    Extension of Revolving Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments of a given Class or Classes (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.24. In order to establish any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Lender under the same Class in such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders of such Class) and offered pro rata to each Lender under the same Class in such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Borrower and the Extending Revolving Lenders and set forth in the relevant Revolver Extension Request), the Extended Revolving Commitment extended pursuant to an Revolver Extension Request, and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) which shall reflect market terms and conditions at the time of the Extension (as determined by the Borrower): (i) the Maturity Date of the Extended Revolving Commitments may be delayed to a later date than the Maturity Date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Commitments hereunder (including Extended Revolving Commitments) which have more than five (5) different Maturity Dates, (ii) the Effective Yield, pricing, optional redemption or prepayment terms, with respect to extensions of credit under the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the Effective Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment, (iii) the Extension Amendment may provide for other covenants (as determined by the Borrower and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Commitments), and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non-extending Revolving Commitments and (III) repayments made in connection with a permanent repayment and termination of non-extended Revolving Commitments); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Commitments hereunder, and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Revolving Commitments. Each request for a Revolver Extension Series of Extended Revolving Commitments proposed to be incurred under this Section 2.24 shall be in an aggregate principal amount that is not less than $10,000,000 (unless otherwise agreed by the Borrower and the Administrative Agent) (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Revolver Extension Request, which may be waived by the Borrower in its sole discretion.
(c)    Extension Request. The Borrower shall provide the applicable Extension Request at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.24. Subject to Section 2.19, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.
(d)    Extension Amendment. Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent, each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Commitment, as applicable, thereunder, and, with respect to any Extended Revolving Commitments resulting in an extension of an L/C Issuer’s obligations with respect to a Letter of Credit, such L/C Issuer, or the Swingline Lender’s obligations with respect to a Swingline Loan, the Swingline Lender, which shall be consistent with the provisions set forth in Section 2.24(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 4.02(a) and (b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Acquisition Closing Date (conformed as appropriate) other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.10 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.10), (iii) modify the prepayments set forth in Section 2.11 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)    No conversion or extension of Loans of Commitments pursuant to any Extension in accordance with this Section 2.24 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.24 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
SECTION 2.25. Loan Repurchases.
(a)    Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, in its discretion, conduct modified Dutch auctions to make Auction Purchase Offers, each such Auction Purchase Offer to be managed by an investment bank of recognized standing selected by the Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”) and to be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.25 and the Auction Procedures, in each case, so long as the following conditions are satisfied:
(i)    no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Term Loans or on the date of the delivery of each Auction Notice;
(ii)    the assigning Lender and the Purchasing Borrower Party shall execute and deliver to Administrative Agent an Assignment and Assumption;

(iii)    the maximum principal amount (calculated on the face amount thereof) of Term Loans that the Purchasing Borrower Party offers to purchase in any Auction Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by Administrative Agent in its reasonable discretion);
(iv)    any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA);
(v)    no more than one Auction Purchase Offer with respect to any Facility may be ongoing at any one time and no more than four Auction Purchase Offers (regardless of Facility) may be made in any one year;
(vi)    at the time of each purchase of Term Loans through an Auction Purchase Offer, the Borrower shall have delivered to the Auction Manager a certificate of a Responsible Officer certifying as to compliance with the preceding clause (i);
(vii)    no Purchasing Borrower Party may use the proceeds, directly or indirectly, from Revolving Loans to purchase any Term Loans; and
(viii)    each Auction Purchase Offer shall be made to all Lenders of the applicable Facility subject to such Auction Purchase Offer.
(b)    A Purchasing Borrower Party must terminate any Auction Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction Purchase Offer. If a Purchasing Borrower Party commences any Auction Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Auction Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Lender for any termination of such Auction Purchase Offer as a result of the failure to satisfy one or more of the conditions set forth above at the time of consummation of such Auction Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Facility made by a Purchasing Borrower Party pursuant to this Section 2.25, the Purchasing Borrower Party shall pay on the settlement date of each such purchase all unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Facility accrued from the incurrence of such purchased Term Loan up to the settlement date of such purchase.
(c)    a Purchasing Borrower Party may from time to time, in its discretion, conduct open market purchases on a non-pro rata basis so long as the following conditions are satisfied:
(i)    no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Term Loans;
(ii)    the assigning Lender and the Purchasing Borrower Party shall execute and deliver to Administrative Agent an Assignment and Assumption;
(iii)    any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA);
(iv)    no Purchasing Borrower Party may use the proceeds, directly or indirectly, from Revolving Loans to purchase any Term Loans.
(v)    The Administrative Agent and the Lenders hereby consent to the Auction Purchase Offers and open market purchases and the other transactions effected pursuant to and in accordance with the terms of this Section 2.25 (provided that no Lender shall have an obligation to participate in any such Auction Purchase Offer or open market repurchase). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 will not apply to the purchases of Term Loans pursuant to and in accordance with the provisions of this Section 2.25. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Purchase Offer.
ARTICLE III
Representations and Warranties
The Borrower represents and warrants to the Lenders that:
SECTION 3.01. Organization; Powers; Subsidiaries.
(a)    Each of the Borrower and its Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
(b)    As of the Effective Date, Schedule 3.01 hereto (and as of the date of any supplement thereto, as to Schedule 3.01 as so supplemented) identifies each Subsidiary, noting whether such Subsidiary is a Material Domestic Subsidiary (and, on and after the Acquisition Closing Date whether such Subsidiary is an Excluded Subsidiary), the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its Equity Interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding.
SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens granted to the Administrative Agent for the benefit of the Secured Parties on the Acquisition Closing Date or otherwise permitted pursuant to Section 6.02. The grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except in each case for filings and actions completed on or prior to the Acquisition Closing Date and as contemplated hereby and by the Collateral Documents necessary to perfect or maintain the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties (including, without limitation, UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office).
SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows (x) as of and for the fiscal year ended December 31, 2023 reported on by Ernst & Young, LLP, independent public accountants, and (y) as of and for the fiscal quarters and the portion of the fiscal year ended March 31, 2024 and June 30, 2024 and (ii) the financial statements described in Section 4.03(i). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)     Since the date of the audited statements furnished pursuant to Section 5.01(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to result in a Material Adverse Effect.
(c)     To the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or before the Effective Date, as may be supplemented by the Borrower from time to time pursuant to Section 5.02(g), to any Lender in connection with this Agreement is true and correct in all material respects.
SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, which is not subject to any Lien except for (i) Liens permitted by Section 6.02 and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)     Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other Intellectual Property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06. Litigation, Environmental and Labor Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)     Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)     Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (i) there are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to their knowledge, threatened; (ii) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters; and (iii) all material payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any of its Subsidiaries is bound that could reasonably be expected to result in a Material Adverse Effect.
(d)     Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11. Disclosure. Neither the confidential information memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.12. Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock in violation of applicable law. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.
SECTION 3.13. Liens. There are no Liens on any of the real or personal properties of the Borrower or any Subsidiary except for Liens permitted by Section 6.02.
SECTION 3.14. No Default. No Default or Event of Default has occurred and is continuing.
SECTION 3.15. No Burdensome Restrictions. The Borrower is not subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.09.
SECTION 3.16. Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)    The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Borrower, its Subsidiaries and to the knowledge of the Borrower its officers, directors, employees and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary, or to the knowledge of the Borrower or such Subsidiary their respective directors, officers, employees or any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(b)    No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Laws, Anti-Money Laundering Laws or applicable Sanctions.
SECTION 3.17. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION 3.18. Solvency. The Borrower and its Subsidiaries taken as a whole are Solvent.
SECTION 3.19. Plan Assets. None of the Borrower or any of its Subsidiaries is a Benefit Plan.

SECTION 3.20. Security Interests in Collateral. The Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant law fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Liens permitted under Section 6.02.
ARTICLE IV
Conditions
SECTION 4.01. Effective Date. The effectiveness of this Agreement and the obligations of the Revolving Lenders to make Revolving Loans hereunder and any agreement of the Issuing Banks to issue, amend, renew or extend any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Revolving Lenders and dated the Effective Date) of Baker Botts L.L.P., counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)    All governmental and third party approvals necessary in connection with the Loan Documents or the Transactions and the continuing operations of the Loan Parties (including shareholder approvals, if any) shall have been obtained on satisfactory terms and shall be in full force and effect.

(e)    The Revolving Lenders shall have received reasonably satisfactory financial statement projections through and including the Borrower’s 2027 fiscal year, together with such information as the Administrative Agent and the Revolving Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).
(f)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying (i) that the representations and warranties contained in Article III are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materially, in all respects) as of such date and (ii) that no Default or Event of Default has occurred and is continuing as of such date.
(g)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(h)    To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Revolving Lender delivers a written request to such Loan Party at least ten (10) days prior to the Effective Date, then the Administrative Agent and the Revolving Lenders shall have received at least five (5) days prior to the Effective Date, and be reasonably satisfied in form and substance with, a Beneficial Ownership Certification in relation to such Loan Party (provided that upon the execution and delivery by such Revolving Lender of its signature page to this Agreement, the condition set forth in this clause (h) shall be deemed to be satisfied).
(i)    Upon the reasonable request of any Revolving Lender made in writing at least ten (10) days prior to the Effective Date, the Borrower shall have provided to such Revolving Lender, and such Revolving Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Effective Date.
The Administrative Agent shall notify the Borrower and the Revolving Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02. Each Credit Event. Subject to Section 1.10 and Section 2.20 solely with respect to any Revolving Loans incurred to finance a substantially concurrent acquisition that is a Limited Condition Transaction, the obligation of each Revolving Lender to make a Revolving Loan on the occasion of any Revolving Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date of such Revolving Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materially, in any respect) as of such earlier date, and except that the representations and warranties contained in Sections 3.04(a)(i) and (a)(ii) shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.01(a) and (b), respectively.

(b)    At the time of and immediately after giving effect to such Revolving Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Revolving Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03. Acquisition Closing Date. The obligations of the Initial Term Lenders to make Initial Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Amendment No. 1 Effective Date shall have occurred.
(b)    The Administrative Agent (or its counsel) shall have received duly executed copies of the Collateral Documents, together with:
(i)    the certificates representing the shares of capital stock or other Equity Interests (in each case, to the extent certificated) required to be pledged by any Loan Party (including the Borrower) pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;
(ii)    each promissory note (if any) required to be pledged by any Loan Party (including the Borrower) pursuant to the Collateral Agreement, endorsed in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;
(iii)    one or more intellectual property security agreements, duly executed and delivered by each Loan Party required to be party thereto pursuant to the Collateral Agreement; and
(iv)    UCC-1 financing statements with respect to each Loan Party, in proper form for filing with the applicable Governmental Authority.
(c)    The Acquisition shall have been consummated simultaneously (or substantially simultaneously) with the funding under the Initial Term Facility in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, consents, amendments or waivers thereto by the Borrower that are materially adverse to the interests of the Lenders or the Joint Lead Arrangers, in their capacities as such (in each case, it being understood and agreed that any change in the definition of “Material Adverse Effect” in the Acquisition Agreement shall be deemed to be materially adverse to the Lenders and the Joint Lead Arrangers, in their capacities as such), unless the Joint Lead Arrangers shall have provided their written consent thereto.
(d)    The Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects (except to the extent already qualified by materiality, such representations shall be true and correct in all respects after giving effect to such materiality qualifier) on and as of the Acquisition Closing Date (although any Specified Representation or Specified Acquisition Agreement Representation which expressly relates to a given date or period shall be required only to be true and correct in all material respects (except to the extent already qualified by materiality, such representations shall be true and correct in all respects after giving effect to such materiality qualifier) as of the respective date or for the respective period, as the case may be).

(e)    Since the date of the Acquisition Agreement, there shall not have been an effect, change, event, occurrence, development, state of facts or circumstance that has had a Material Adverse Effect (as defined in the Acquisition Agreement as in effect on August 1, 2024).
(f)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Acquisition Closing Date) of Baker Botts L.L.P., counsel for the Loan Parties, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(g)    The Administrative Agent shall have received (i) such customary documents and certificates (i.e., secretary certificates and resolutions) as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other customary legal matters relating to such Loan Parties and the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (ii) a Perfection Certificate, together with all attachments contemplated thereby.
(h)    All governmental and third-party approvals and all equity holder and board of directors (or comparable entity management body) authorizations, in each case, that are required to be obtained pursuant to the Acquisition Agreement in connection with the Transactions shall have been obtained and be in full force and effect.
(i)    The Joint Lead Arrangers shall have received (i) combined and consolidated audited balance sheets of the Target and related audited consolidated statements of operations and cash flows of the Target in each case for the fiscal year ended September 30, 2023, (ii) unaudited balance sheet and related unaudited statements of operations of the Target as of and for the nine month periods ended June 30, 2024 and 2023 and the six month periods ended March 31, 2024 and 2023 and each fiscal quarter most recently completed at least 60 days prior to the Acquisition Closing Date, and for the comparable period of the prior fiscal year, (iii) consolidated balance sheets and related consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity of the Borrower for the three most recently completed fiscal years ended at least 90 days before the Acquisition Closing Date and (iv) unaudited consolidated balance sheets and related unaudited statements of operations, comprehensive income, cash flows and stockholders’ equity of the Borrower for any subsequent fiscal quarter ended at least 45 days prior to the Acquisition Closing Date, and for the comparable period of the prior fiscal year. The public filing with the SEC under the Securities Exchange Act of 1934, as amended, of any of the foregoing financial statements, will satisfy the requirements under clauses (i), (i), (iii) or (iv), as applicable, of the first sentence of this paragraph.
(j)    The Administrative Agent shall have received (in each cased dated the Acquisition Closing Date) (i) a customary officer’s certificate from the Borrower certifying that the conditions precedent contained in Section 4.03(c) and (d) have been satisfied on the Acquisition Closing Date and (ii) a Solvency Certificate.
(k)    The Administrative Agent shall have received a duly executed Borrowing Request requesting a Borrowing of Initial Term Loans.
(l)    The Administrative Agent shall have received the results of recent lien searches, including intellectual property lien searches, in each of the jurisdictions in which UCC financing statements will be made or intellectual property security agreements will be filed, as applicable, to evidence or perfect security interests required to be evidenced or perfected, and such search shall reveal no Liens on any of the assets of any Loan Party, except for Liens permitted by Section 6.02 or Liens to be discharged on or prior to the Acquisition Closing Date.
(m)    The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Acquisition Closing Date pursuant to the Fee Letters or the Loan Documents, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(n)    To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Lender delivers a written request to such Loan Party at least ten (10) days prior to the Acquisition Closing Date, then the Administrative Agent and the Lenders shall have received at least three (3) days prior to the Acquisition Closing Date, and be reasonably satisfied in form and substance with, a Beneficial Ownership Certification in relation to such Loan Party.
(o)    Upon the reasonable request of any Lender made in writing at least ten (10) days prior to the Acquisition Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act, in each case at least three (3) days prior to the Acquisition Closing Date.
(p)    The Target Debt Refinancing shall have occurred or shall occur substantially simultaneously with the funding of the Initial Term Loans on the Acquisition Closing Date.
Notwithstanding the foregoing, to the extent that any security interest in any Collateral is not, or cannot be, provided and/or perfected on the Acquisition Closing Date (other than (i) the creation and perfection of a Lien on Collateral that is of the type where a Lien on such Collateral may be perfected solely by the filing of a financing statement under the UCC and (ii) a pledge of the Equity Interests of any wholly-owned Subsidiaries of the Borrower with respect to which a Lien may be perfected on the Acquisition Closing Date by the delivery of a stock or equivalent certificate, together with a stock power or similar instrument of transfer endorsed in blank for the relevant certificate (other than, in the case of the Target, with respect to any such certificate that has not been made available to the Borrower at least two Business Days prior to the Acquisition Closing Date, to the extent the Borrower has used commercially reasonable efforts to procure delivery thereof, which may instead be delivered within five Business Days after the Acquisition Closing Date (or such later date as the Administrative Agent may agree in its sole discretion))) after the Loan Parties’ use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability or initial funding or availability of the Initial Term Loans on the Acquisition Closing Date but may instead be delivered and/or perfected pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably, but in any event not later than ninety days after the Acquisition Closing Date or such longer period as may be agreed by the Administrative Agent and the Borrower acting reasonably.
The Administrative Agent shall notify the Borrower and the Revolving Lenders of the Acquisition Closing Date, and such notice shall be conclusive and binding.

ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the fiscal year ending December 31, 2023), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the fiscal quarter ending September 30, 2023), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit E, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 5.09 and Section 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    concurrently with any delivery of the financial statements under clause (a) above, a copy of the internally prepared business plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for the upcoming fiscal year in form reasonably satisfactory to the Administrative Agent;
(e)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(f)    promptly after receipt thereof by the Borrower or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the Borrower or any Subsidiary thereof;
(g)    promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and
(h)    promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of a Responsible Officer or Financial Officer obtaining knowledge of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(d)    notice of any action arising under any Environmental Law or of any noncompliance by the Borrower or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(e)    any material change in accounting or financial reporting practices by the Borrower or any Subsidiary;
(f)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(g)    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section 5.02, (i) shall be in writing, and (ii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights and to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except, in the case of clause (b), where the failure to do so could reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by the Borrower and its Subsidiaries prior to the Effective Date (as modified from time to time based on the nature of the Borrower’s and its Subsidiaries’ respective businesses). Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and (c) provide for at least thirty (30) days’ (or such shorter number of days as may be agreed to by the Administrative Agent or is otherwise customary) prior written notice to the Administrative Agent of any cancellation of such policy.
SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice (but in any event at least 3 Business Days’ notice), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower’s and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.
SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws, Anti-Corruption Laws and Sanctions) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of (a) the Initial Term Loans will be used to (i) finance, in part, the Acquisition, (ii) consummate the Target Debt Refinancing and (iii) pay fees, premiums and expenses related thereto ~~and~~, (b) the 2025 Refinancing Term Loans will be used to refinance in full the Existing Term Loans and (c) the Revolving Loans will be used only to finance the working capital needs, and for general corporate purposes, of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption

Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09. Covenant to Guarantee Obligations and Give Security.
(a)    Upon the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than any Excluded Subsidiary), upon a Subsidiary ceasing to be an Excluded Subsidiary, or upon a Subsidiary providing a Guarantee with respect to the 2029 Notes or the Acquisition Notes, the Borrower shall, at the Borrower’s expense:
(i)    (x) Within sixty (60) days, or in the case of the Target, thirty (30) days (in each case as such time may be extended by the Administrative Agent in its reasonable discretion) following the creation or acquisition of such Subsidiary or following such Subsidiary ceasing to be an Excluded Subsidiary (it being understood that quarterly determinations of whether any Immaterial Subsidiary has become a Material Domestic Subsidiary will be made within thirty (30) days after the financial statements are required to be delivered hereunder pursuant to Section 5.01(a) and 5.01(b), as applicable, and such sixty (60) day period contemplated by this Section 5.09(a)(i) shall begin upon such thirtieth day) or (y) concurrently with the provision of a Guarantee in respect of the 2029 Notes or the Acquisition Notes by such Subsidiary, cause such Subsidiary to (a) become a Subsidiary Guarantor and provide the Administrative Agent, for the benefit of the Secured Parties, a Lien on its assets to secure the Obligations by executing and delivering to the Administrative Agent a joinder to the Collateral Agreement, the Subsidiary Guaranty, a counterpart of the Intercompany Note (if applicable) and/or such other documents as the Administrative Agent shall deem appropriate for such purpose in its reasonable discretion and (b) deliver to the Administrative Agent such resolutions, member or partner consents, certificates, legal opinions and such other related documents as the Administrative Agent may reasonably request with respect to each such Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent (and such Subsidiary shall become a Subsidiary Guarantor and a Loan Party hereunder upon delivery of the items described in clauses (a) and (b)); and (c) an updated Schedule 3.01;
(ii)    (x) within sixty (60) days, or in the case of the Target, thirty (30) days (in each case as such time may be extended by the Administrative Agent in its reasonable discretion) after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary (it being understood that quarterly determinations of whether any Immaterial Subsidiary has become a Material Domestic Subsidiary will be made within forty-five (45) days after the financial statements are required to be delivered hereunder pursuant to Section 5.01(a) and 5.01(b), as applicable, and such sixty (60) day period contemplated by this Section 5.09(a)(i) shall begin upon such thirtieth day) or (y) concurrently with the provision of a Guarantee in respect of the 2029 Notes or the Acquisition Notes by such Subsidiary, cause each direct and indirect parent (to the extent such parent is a Loan Party) of such Subsidiary to pledge its interests in such Subsidiary to the Administrative Agent, for the benefit of the Secured Parties, to secure such parent’s Obligations (if it has not already done so) and to deliver to the Administrative Agent all certificated Equity Interests of such Subsidiary (if any) together with transfer powers in respect thereof endorsed in blank, and cause such Subsidiary:

(A)    to duly execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, any additional collateral and security agreements or supplements thereto, as reasonably specified by and in form and substance reasonably satisfactory to the Administrative Agent, to secure payment of all the Obligations of such Subsidiary, and constituting Liens on the personal property (other than Excluded Assets) of such Subsidiary; and
(B)    to take whatever action (including the filing of UCC financing statements and the giving of notices) may be necessary or advisable in the reasonable opinion of the Administrative Agent to provide the Administrative Agent valid and subsisting first priority perfected Liens on properties purported to be subject to the Collateral Documents, subject to any Liens permitted under Section 6.02.
Notwithstanding any of the foregoing to the contrary, the Collateral shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents and it is understood and agreed that:
(iii)    no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;
(iv)    no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title or (B) letter of credit rights, in each case, except to the extent that a security interest therein is perfected by filing a UCC financing statement (or equivalent) (which shall be the only required perfection action);
(v)    no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Law;
(vi)    the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent;
(vii)    no actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (other than in respect of Indebtedness for borrowed money owing to the Loan Parties evidenced by a note in excess of $5,000,000 and certificated Equity Interests of the Borrower and of wholly-owned Subsidiaries otherwise required to be pledged pursuant to the Collateral Agreement);
(viii)    the Loan Parties shall not have any obligation to perfect any security interest or Lien, or record any notice thereof, in any Intellectual Property included in the Collateral in any jurisdiction other than (x) the United States of America and (y) the jurisdiction of incorporation, association, organization, formation or registration of an applicable Loan Party.
SECTION 5.10. Accuracy of Information. The Borrower will ensure that any written information, including financial statements or other documents (but excluding projections and information of a general economic or industry nature), furnished to the Administrative Agent or the

Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder, when furnished, contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.
SECTION 5.11. Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Borrower shall only be liable under this Section 5.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.11 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this Section 5.11 constitute, and this Section 5.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 5.12. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (a) a public corporate family rating of the Borrower and a rating of the ~~Initial~~2025 Refinancing Term Facility, in each case from Moody’s, and (b) a public corporate credit rating of the Borrower and a rating of the ~~Initial~~2025 Refinancing Term Facility, in each case from S&P.
SECTION 5.13. Lender Calls. The Borrower will participate in quarterly conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed to by the Borrower and the Administrative Agent within a reasonable period of time following such request, with such calls including members of senior management of the Borrower as the Borrower deems appropriate, to discuss the state of the Borrower’s business, including recent performance, operational activities, current business and market conditions and material performance changes; provided that, in no event shall more than one such call be required in any fiscal quarter; provided further, that, the requirements set forth in this Section 5.13 may be satisfied with a public earnings call open to all Lenders for the applicable period.
SECTION 5.14. Further Assurances; Additional Security. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower will (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or Section 5.09, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) subject to the limitations set forth in Section 5.09, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any Subsidiary is or is to be a party, and cause each Subsidiary to do so.

ARTICLE VI
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    the Obligations and Indebtedness under any Refinancing Amendment;
(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any Permitted Refinancing thereof;
(c)    Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to the Intercompany Note or subordinated in another manner reasonably acceptable to the Administrative Agent;
(d)    Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that (A) no Guarantee by any Subsidiary of any Indebtedness constituting Subordinated Indebtedness or Incremental Equivalent Debt, in each case incurred by a Loan Party, or a Permitted Refinancing of any of the foregoing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein, and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable, taken as a whole (as reasonably determined by the Borrower), to the Lenders as those contained in the subordination of such Indebtedness;
(e)    Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing thereof; provided that (i) such Indebtedness (other than any Permitted Refinancing thereof) to acquire such assets is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $150,000,000 at any time outstanding;
(f)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $60,000,000 at any time outstanding, and any Permitted Refinancing thereof;
(g)    Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

(h)    Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $50,000,000 and 10% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries;
(i)    Indebtedness under any Swap Agreement, provided that such Swap Agreement complies with Section 6.06;
(j)    Subordinated Indebtedness; provided that (i) after giving effect to the incurrence of such Indebtedness, the Consolidated Total Net Leverage Ratio calculated on a pro forma basis does not exceed 4.50 to 1.00 and (ii) the aggregate principal amount of Indebtedness outstanding in reliance on this Section 6.01(j) in respect of which the primary obligor or a guarantor thereof is a Non-Loan Party shall not exceed in the aggregate (x) the greater of (A) $250,000,000 and (B) 50% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries minus (y) the aggregate amount of Indebtedness incurred by Non-Loan Parties under Section 2.20(h)(i)(b) (in each case determined at the time of incurrence);
(k)    Indebtedness of the Borrower or any Subsidiary incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder with respect to any Permitted Receivables Facilities shall not exceed the Maximum Permitted Receivables Facility Amount at any time outstanding;
(l)    Indebtedness arising only if, and to the extent that, a Permitted Supply Chain Financing is judicially determined to be Indebtedness;
(m)    Incremental Equivalent Debt; and
(n)    Indebtedness of the Loan Parties in respect of the (i) Acquisition Notes; provided that, prior to the Acquisition Closing Date, such Indebtedness is Acquisition Indebtedness and (ii) the 2029 Notes and, in each case, any Permitted Refinancing thereof.
SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement);
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary securing Indebtedness permitted by Section 6.01(f); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations and commitments which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement);
(d)    Liens on fixed or capital assets (and proceeds thereof) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are initially incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and
(e)    Liens on assets of the Borrower and its Subsidiaries not otherwise permitted above securing Indebtedness permitted by Section 6.01(h);
(f)    Liens on Permitted Receivables Facility Assets arising under Permitted Receivables Facilities;
(g)    Liens granted in connection with any Permitted Supply Chain Financing on (i) the accounts receivable and related assets sold pursuant thereto, (ii) the proceeds of such accounts receivables and related assets, and (iii) any designated deposit account into which the proceeds of such accounts receivables and related assets (but no other assets) are deposited;
(h)    any Specified IRB Lien; provided, that, the aggregate principal amount of the Indebtedness secured pursuant to this clause (h) shall not exceed an amount equal to $7,000,000 at any time;
(i)    Liens created pursuant to any Loan Document; and
(j)    Liens on Collateral securing obligations in respect of Indebtedness permitted under Section 6.01(m); provided that (x) if such Indebtedness ranks pari passu in right of security with the Obligations, any such Liens are subject to a First Lien Intercreditor Agreement and (y) if such Indebtedness ranks junior in right of security with the Obligations, any such Liens are subject to a Junior Lien Intercreditor Agreement.
SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of all or substantially all/any substantial part of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (including, in each case, pursuant to a Delaware LLC Division and, in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)    any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;
(ii)    any Person (including a Subsidiary) may merge into the Borrower or another Subsidiary; provided that any such merger involving (A) the Borrower must result in the Borrower as the surviving entity or (B) a Subsidiary Guarantor must result in a Subsidiary Guarantor as the surviving entity; provided, further that, if as a result of a merger between Subsidiaries that are not Loan Parties, the surviving Subsidiary ceases to be an Excluded

Subsidiary, the Borrower shall take, and shall cause such Subsidiary to take, the actions specified in Section 5.09 within the time limits set forth therein;
(iii)    any Subsidiaries included in the “Other” component of the Borrower’s Energy Equipment Group having assets with a net book value not in excess of $10,000,000 in the aggregate may liquidate or dissolve;
(iv)    any Subsidiary may convey, sell lease, assign, transfer or otherwise dispose of any or all of its assets to a Loan Party; provided, that, the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;
(v)    (i) any Subsidiary that is not a Loan Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Borrower or any other Loan Party or (ii) any Loan Party (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Loan Party;
(vi)    (i) the Borrower may engage in a Disposition of Equity Interests in any Subsidiary and (ii) any Subsidiary may engage in any Disposition, in each case, the purpose of which is to effect a Disposition permitted by Section 6.04; and
(vii)    any Subsidiary that is an Excluded Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c)    The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.
SECTION 6.04. Dispositions. The Borrower will not, and will not permit any Subsidiary to, make any Disposition, except:
(a)    as long as no Default exists or would result therefrom, Dispositions of (i) obsolete or worn out Property in the ordinary course of business, (ii) Property in the ordinary course of business that the Borrower reasonably determines is no longer useful in its or its Subsidiaries’ business and (iii) tax credits to the extent that the Borrower determines in good faith that the monetization thereof exceeds the benefit of retaining such tax credits;
(b)    Dispositions of inventory and Permitted Investments in the ordinary course of business;
(c)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    Dispositions of Property by any Subsidiary to the Borrower or another Subsidiary (provided that any such Disposition by a Loan Party must be to another Loan Party); provided that, if as a result of such Disposition, the Subsidiary acquiring such Property ceases to be an Excluded Subsidiary, the Borrower shall take, and shall cause such Material Domestic Subsidiary to take, the actions specified in Section 5.09 within the time limits set forth therein;

(e)    Dispositions permitted by Section 6.03;
(f)    leases, licenses, subleases or sublicenses (including the provision of open source software under an open source license) granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Borrower and its Subsidiaries;
(g)    Dispositions of Intellectual Property rights that are no longer used or useful in the business of the Borrower and its Subsidiaries;
(h)    as long as no Default exists or would result therefrom, the discount, write-off or Disposition of accounts receivable deemed doubtful or uncollectible, in each case in the ordinary course of business;
(i)    Restricted Payments permitted by Section 6.08 and investments permitted by Section 6.05;
(j)    as long as no Default exists or would result therefrom, Dispositions of Equity Interests in any Subsidiaries included in the “Other” component of the Borrower’s Energy Equipment Group having assets with a net book value not in excess of $10,000,000 in the aggregate or any of such Subsidiaries’ properties or assets;
(k)    Dispositions of property (other than a Disposition of all or substantially all of the assets of the Borrower and its Subsidiaries on a consolidated basis); provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof (as determined by the Borrower in good faith) and (iii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries, as determined at the time a legally binding commitment to make such Disposition is entered into, or if there is no such legally binding commitment, at the time of such Disposition, the Borrower or any of its Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (k)(iii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (i) are assumed by the transferee with respect to the applicable Disposition or (ii) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or its Subsidiaries) and, in each case, for which the Borrower and all of its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Borrower or the applicable Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into Permitted Investments (to the extent of the Permitted Investments received) within 180 days following the closing of the applicable Disposition, (C) any assets received by the Borrower or such Subsidiary to the extent used or useful in the business of the Borrower and its Subsidiaries and (D) aggregate non-cash consideration received by the Borrower or any Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries (net of any non-cash consideration converted into Permitted Investments);
(l)    Dispositions of Receivables in connection with Permitted Supply Chain Financings;
(m)    the Borrower or any Subsidiary may transfer, sell and/or pledge Permitted Receivables Related Assets under Permitted Receivables Facilities; and
(n)    the Qualifying IRB Dispositions.
Notwithstanding the foregoing, or anything contrary in this Agreement, no Loan Party shall grant an exclusive license of any Material Intellectual Property, or sell, contribute, transfer, assign or dispose of any Material Intellectual Property, in any such case, to a Subsidiary that is not a Loan Party.
SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions
. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (other than Equity Interests exercisable or convertible into, or exchangeable for, Equity Interests of the Borrower and its Subsidiaries), or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:~~(a)~~
(a)    Permitted Investments;
(b)    Permitted Acquisitions;
(c)    investments by the Borrower and its Subsidiaries existing on the date hereof in the Equity Interests of its Subsidiaries and joint ventures;
(d)    investments, loans or advances made by the Borrower in or to any Subsidiary and made by any Subsidiary in or to the Borrower or any other Subsidiary;
(e)    Guarantees constituting Indebtedness permitted by Section 6.01 and Guarantees of obligations of Subsidiaries;
(f)    Swap Agreements permitted by Section 6.06;
(g)    other investments as long as at the time of and immediately after giving effect to any such investment, the Consolidated Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.75 to 1.00;
(h)    (i) contributions of Permitted Receivables Facility Assets and cash deemed received from proceeds of Permitted Receivables Facility Assets to any Receivables Entity to the extent required or made pursuant to Permitted Receivables Facility Documents or to the extent necessary to keep such Receivables Entity properly capitalized to avoid insolvency or consolidation with a Loan Party or any of the Subsidiaries and (ii) loans or advances made by the Borrower or any Receivables Seller to the Receivables Entity for the purchase price of the Receivables and the Permitted Receivables Facility Assets;
(i)    the Qualifying IRB Investment;
(j)    other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (j) that are at the time outstanding, not to exceed the greater of (x) $300,000,000 and (y) 60% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries;
(k)    investments in an aggregate amount not to exceed the Available Amount at such time; provided that, at the time of an immediately after giving effect to any such investment, no Event of Default shall have occurred and be continuing; and
(l)    the Acquisition.
Notwithstanding the foregoing, or anything contrary in this Agreement, no Loan Party shall grant an exclusive license of any Material Intellectual Property, or sell, contribute, transfer, assign or dispose of any Material Intellectual Property, in any such case, to a Subsidiary that is not a Loan Party.
SECTION 6.06. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure or in connection with the repurchase of any Equity Interests of the Borrower to the extent permitted by Section 6.08, and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08 and any investments permitted by Section 6.05, (d) any transaction entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or a Subsidiary (provided that such transaction is not entered into in contemplation of such event), (e) reasonable director, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) and indemnification and insurance arrangements, in each case, as determined in good faith by the Borrower’s board of directors or senior management, (f) any transaction involving aggregate payments or consideration of less than $1,000,000, and (g) transactions contemplated by any Permitted Receivables Facility Documents.
SECTION 6.08. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)    the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;
(b)    Subsidiaries may declare and pay dividends or other distributions ratably with respect to their Equity Interests;
(c)    the Borrower may make Restricted Payments pursuant to and in accordance with stock compensation plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;
(d)    the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issuance of Equity Interests of such Person;
(e)    other Restricted Payments as long as at the time of and immediately after giving effect to any such Restricted Payment, (x) the Consolidated Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.00 to 1.00 and (y) no Event of Default shall have occurred and be continuing;
(f)    the Borrower may pay any dividend if, at the time of declaration thereof, such dividend was permitted by clause (e), (g) or (h) of this Section 6.08 and such dividend is paid within sixty (60) days after the date of declaration thereof;
(g)    other Restricted Payments in an aggregate amount in any calendar year not to exceed the greater of (x) $100,000,000 and (y) 20% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Borrower and its Subsidiaries; provided that at the time of and immediately after giving effect to any such Restricted Payment made in reliance on this clause (g), no Event of Default shall have occurred and be continuing; and
(h)    Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; provided that at the time of and immediately after giving effect to any such Restricted Payment made in reliance on this clause (h), (x) the Consolidated Total Net Leverage Ratio calculated on a pro forma basis does not exceed 4.00 to 1.00 and (y) no Event of Default shall have occurred and be continuing.
SECTION 6.09. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit to exist any agreement or other arrangement with any Person that directly or indirectly prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee any Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law, (ii) any agreement relating to any Indebtedness not prohibited by this Agreement, (iii) customary non-assignment provisions of any contract not prohibited by this Agreement, (iv) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (v) contracts for the sale of Property permitted under Section 6.04, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale of all or substantially all of the Equity Interests or assets of such Subsidiary permitted thereunder, (vi) purchase money obligations for Property acquired in the ordinary course of business, and not otherwise prohibited hereunder, that impose restrictions on the Property so acquired; or (vii) any agreement of a Person acquired by the Borrower or any of its Subsidiaries (or of a Subsidiary of such Person which becomes a Subsidiary) in existence at the time of such acquisition (but not created in contemplation thereof), which restriction is not applicable to the Borrower or any of its Subsidiaries, or properties of any such Person, other than the Person, or properties or Subsidiaries of the Person, so acquired.
SECTION 6.10. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire prior to its stated maturity date, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents. Furthermore, the Borrower will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any Permitted Refinancing thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:
(a)    increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;
(b)    shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;
(c)    shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;
(d)    increases the rate of interest accruing on such Indebtedness;
(e)    provides for the payment of additional fees or increases existing fees;
(f)    amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or
(g)    amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Borrower, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.
SECTION 6.11. Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction except (i) for any such Sale and Leaseback Transaction of any fixed or capital assets that (a) is in accordance with, and permitted by, Section 6.01(e), (b) is made for cash consideration in an amount not less than the cost of such fixed or capital asset and (c) is consummated within 120 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset or (ii) the IRB Transactions.
SECTION 6.12. Financial Covenants.
(a)    Maximum Consolidated Total Net Leverage Ratio. The Borrower will not permit the Consolidated Total Net Leverage Ratio, determined as of the end of each of its fiscal quarters ending on (i) the last day of any fiscal quarter ending prior to the Acquisition Closing Date to be greater than 3.00 to 1.00, (ii) the last day of the first fiscal quarter ending on or after the Acquisition Closing Date and the last day of each of the first and second consecutive full fiscal quarters ending after the Acquisition Closing Date to be greater than 5.00 to 1.00, (iii) the last day of each of the third and fourth consecutive full fiscal quarters ending after the Acquisition Closing Date to be greater than 4.50 to 1.00 and (iv) the last day of the fifth consecutive full fiscal quarter ending after the Acquisition Closing Date and the last day of each fiscal quarter ending thereafter to be greater than 4.00 to 1.00; provided that, (x) as of the last day of each of the four (4) fiscal quarters following a Qualified Acquisition (so long as such Qualified Acquisition was consummated at a time when the required covenant level was otherwise 4.00 to 1.00), the Borrower may elect, upon notice to the Administrative Agent delivered within thirty days of the consummation of such Qualified Acquisition, to permit the Consolidated Total Net Leverage Ratio to be greater than 4.00 to 1.00 but not greater than 4.50 to 1.00 so long as the Borrower has not previously made two such elections during the term of this Agreement and (y) on and prior to the Acquisition Closing Date, any Acquisition Indebtedness incurred by the Borrower to finance the Acquisition shall be excluded from the determination of the Consolidated Total Net Leverage Ratio to the extent such proceeds are not netted from the calculation of the Consolidated Total Net Leverage Ratio.
(b)    Minimum Interest Coverage Ratio. The Borrower will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after September 30, 2023, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 2.50 to 1.00.
ARTICLE VII
Events of Default
SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay (including, but not limited to, any failure to pay any mandatory prepayment required by Section 2.11(c)) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any representation or warranty already qualified by materiality, in any respect) when made or deemed made;

(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.03 (with respect to the Borrower’s existence) or 5.08, or in Article VI; provided that failure to comply with either financial covenant set forth in Section 6.12 shall not constitute a Default or Event of Default with respect to any Term Loans or Term Loan Commitments unless and until the Required Revolving Lenders have actually declared all Revolving Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Term Lenders declare an Event of Default with respect to such financial covenant;
(e)    the Borrower or any Subsidiary, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of either (i) an Authorized Officer of the Borrower becoming aware of such default or (ii) notice thereof having been given to the Borrower by the Administrative Agent (which notice will be given at the request of any Lender);
(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of any grace or notice periods, if any);
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) a voluntary notice of prepayment, redemption or offer to purchase not in contemplation of any other acceleration event;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    a Change in Control shall occur;
(n)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
(o)    (i) any Collateral Document after delivery thereof pursuant to Section 4.03 or Section 5.09 shall for any reason (other than pursuant to its terms or the terms of this Agreement) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby, subject to Liens permitted under Section 6.02 or (ii) any Lien created or purported to be created by the Collateral Documents shall cease to have the lien priority established or purported to be established by any applicable intercreditor agreement (other than in accordance with its terms or the terms of this Agreement);
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, in the case of an Event of Default under Section 6.12 that is not yet an Event of Default with respect to the Term Loans or Term Loan Commitments, at the request of the Required Revolving Lenders and, in the cases of clauses (i) through (iii) below, only with respect to the Revolving Commitments, Revolving Loans, Letter of Credit Commitments and Obligations in respect of the foregoing) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) require cash collateral for the LC Exposure as required in Section 2.06(j) hereof, and (iv) exercise on behalf of itself, the Lenders and the Issuing Bank all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

SECTION 7.02. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.22, be applied by the Administrative Agent as follows:
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);
(ii)    second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders, the Issuing Bank and the other Secured Parties (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Bank payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.22, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.21, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.02 and (C) to any other amounts owing with respect to Secured Cash Management Obligations and Secured Hedging Obligations, in each case, ratably among the Lenders and the Issuing Bank and any other applicable Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them;
(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Bank, the other Secured Parties and their respective Affiliates based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.
If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VIII
The Administrative Agent
SECTION 8.01. Authorization and Action. (a) Each Lender and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and the Issuing Banks authorize the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Further, each of the Lenders and the Issuing Banks, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably empower and authorize JPMorgan Chase Bank, N.A. (in its capacity as Administrative Agent) to execute and deliver the Collateral Documents and the Subsidiary Guaranty and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents and the Subsidiary Guaranty. Without limiting the foregoing, each Lender and the Issuing Banks hereby authorize the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)     As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Banks; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)     In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the

Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or any other Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;
(ii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)     The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)     None of any Syndication Agent, any Co-Documentation Agent or any Joint Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)     In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(iii)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(iv)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks and the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)     The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc. (a)   Neither the Administrative Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)     The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it’s a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or Dollar Equivalent.
(c)     Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03. Posting of Communications. (a)  The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)     Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)     THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(d)     “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(e)     Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(f)     Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(g)     Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders”, “Required Revolving Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders or Required Revolving Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders, the Issuing Bank and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)     Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above. Notwithstanding anything herein to the contrary, any retiring Administrative Agent shall continue to be subject to Section 9.12.
SECTION 8.06. Acknowledgments of Lenders and Issuing Bank. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)     Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)     (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(ii)     Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 8.07. Collateral Matters. (a)  Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.14(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer to any Person that is not a Loan Party of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least three (3) Business Days’ (or such shorter period permitted by the Administrative Agent) prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided that, (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Loan Parties in respect of) all interests retained by any Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent; provided, further that, if requested by the Administrative Agent, the Borrower shall deliver a certificate, executed by a Responsible Officer of the Borrower on or prior to the date any such action is requested to be taken by the Administrative Agent, certifying that the applicable transaction is permitted under the Loan Documents and such release is permitted pursuant to this Section 8.07(a) (and the Lenders hereby authorize the Administrative Agent to rely upon such certificate in performing its obligations under this Section 8.07(a)).
(b)     In furtherance of the foregoing and not in limitation thereof, no Secured Cash Management Agreement or Secured Hedge Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Secured Cash Management Agreement or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)     The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to (i) enter into the Collateral Agreement on the Acquisition Closing Date, (ii) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(b), (c), (d), (f), (g)

and (h), (iii) release any purported Lien in favor of the Administrative Agent on any property that is an Excluded Asset and (iv) execute any intercreditor agreements and/or subordination agreements with any holder of any Indebtedness or Liens permitted by this Agreement to the extent such intercreditor agreement and/or subordination agreement is required. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that, any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 8.09. Certain ERISA Matters. (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has not provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    The Administrative Agent, and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 8.10. Cash Management Agreements and Secured Hedge Agreements. (a)  Except as otherwise expressly set forth herein or in any Loan Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee (including the Subsidiary Guaranty) or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or consent to any amendment, waiver or modification of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII or Section 7.02 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Secured Hedge Agreements in the case of a Termination Date. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of this Article VIII for itself and its Affiliates as if a “Lender” party hereto.
(b)     Each of the Cash Management Banks and Hedge Banks hereby authorizes the Administrative Agent to enter into any intercreditor agreement, subordination agreement or other agreement or arrangement permitted under this Agreement, and any amendment, modification, supplement or joinder with respect thereto, and each of the Cash Management Banks and Hedge Banks acknowledges that any such agreement or arrangement is binding upon such Cash Management Bank or Hedge Bank, as applicable.
SECTION 8.11. Borrower Communications.

(a)      The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 1 Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL.  IN NO EVENT SHALL ANY OF THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
ARTICLE IX
Miscellaneous
SECTION 9.01. Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it at Arcosa, Inc., 500 North Akard Street, Suite 400, Dallas, Texas 75201, Attention: Gail M. Peck;
(ii)    if to the Administrative Agent from the Borrower, to JPMorgan Chase Bank, N.A. at the address separately provided to the Borrower; provided, that any DQ List or any updates thereto on or after the Amendment No. 2 Effective Date must be sent via electronic mail to JPMDQ_Contact@jpmorgan.com to be deemed received by the Administrative Agent;

(iii)    if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A., 420 Throckmorton St, Floor 04, Fort Worth, TX 76102, United States, Attention: Kody Nerios, Email: kody.j.nerios@jpmorgan.com;
(iv)    if to any Issuing Bank, to it at the address (or telecopy number) separately provided to the Borrower;
(v)    if to the Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and
(vi)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through the Approved Electronic Platform or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Borrower, any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platform or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to (x) notices to the Borrower or any Loan Party of any purported Default or Event of Default or (y) pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02. Waivers; Amendments. (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)     Except as otherwise set forth in this Agreement or the applicable Loan Document, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by, in the case of this Agreement, the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and, in the case of any other Loan Documents, the ~~Applicable~~applicable Loan Parties party to such Loan Documents and Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or the applicable Lenders party to such Loan Document if such Loan Document is only applicable to certain Lenders (e.g., a Letter of Credit Application, promissory note or Incremental Amendment); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) Section 2.20(e)(iii) and the application thereof shall not constitute a reduction of the amount of interest or other amounts), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11(e), in each case which shall only require the approval of the Required Lenders) (it being understood that the waiver of (or amendment to the terms of) Section 2.20(e)(iii) and the application thereof shall not constitute a postponement of such scheduled payment), (iv) change Section 2.09(c) or 2.18(c) in a manner that would alter the pro rata sharing of payments or pro rata reduction of Commitments required thereby, without the written consent of each Lender affected thereby, (v) change the payment waterfall provisions of Section 2.22(b) or 7.02 without the written consent of each Lender affected thereby, (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed in Section 2.20, an amendment to effect Incremental Term Loan Commitments and Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Acquisition Closing Date), (vii) change any of the provisions of the definition of “Agreed Currencies” without the written consent of each Lender, (viii) (x) release the Borrower from its obligations under Section 5.09 or under the Collateral Documents or (y) release all or substantially all of the Subsidiary Guarantors from their obligations under the Collateral Document and the Subsidiary Guaranty, in each case, without the written consent of each Lender, (ix) except as provided in clause (e) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (x) except as provided in clause (e) of this Section or in any Collateral Document, subordinate the (x) Liens securing the Obligations under the Loan Documents or (y) the Obligations under the Loan Documents in right of payment, in each case, to the obligations under any

Indebtedness for borrowed money, without the written consent of each Lender (provided that no such Lender’s consent shall be required if such Lender is offered a bona fide opportunity to participate on a pro rata basis in any such Indebtedness permitted to be issued as a result of such waiver, amendment or modification) or (xi) amend, waive or otherwise modify Section 6.12 and any definition related thereto (as any such definition is used therein but not as otherwise used in this Agreement or any other Loan Document) or waive any Default or Event of Default resulting from a failure to perform or observe any financial covenant set forth in Section 6.12 without the written consent of the Required Revolving Lenders (provided that the waivers described in this clause (xi) shall not require the consent of any Lenders other than the Required Revolving Lenders); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be; provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively and (B) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class or Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders. Notwithstanding anything to the contrary herein, only the consent of the Revolving Lenders holding a majority of the Revolving Commitments shall be required to amend or waive any conditions to funding the Revolving Loans.
(c)     Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d)     If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
(e)     If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or, as applicable, all Lenders or all affected Lenders of a Class), the consent of the Required Lenders (or Required Lenders of such Class) is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (other than any Ineligible Institution) which is reasonably satisfactory to the Borrower and the Administrative Agent (and, in the case of any Revolving Lender, the Swingline Lender and the Issuing Bank) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an

Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(f)     Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is expressly contemplated by any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise adversely affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
(g)     Notwithstanding anything herein to the contrary, guarantees, collateral security documents and related documents entered into in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with applicable Law or advice of counsel, (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, or (iii) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties.
(h)     In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of outstanding Term Loans of any Class (“Replaced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed (x) the aggregate principal amount of such Replaced Term Loans plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such Replacement Term Loans, (b) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such

Replaced Term Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Term Loans prior to the time of such incurrence), (c) the other terms and conditions (excluding pricing, and optional prepayment or redemption terms, which shall be determined by the Borrower) of such Replacement Term Loans reflect market terms and conditions at the time of incurrence or issuance (as determined by the Borrower), and (d) such Replacement Term Loans are pari passu or junior in right of payment with any remaining portion of the Replacement Term Loans and pari passu or junior with respect to security with any remaining portion of the Replacement Term Loans, and any Replacement Term Loans that are junior to the Term Loans with respect to security shall be subject to an Intercreditor Agreement or a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and the Borrower. If the Borrower wishes to replace any Class of Loans or Commitments with Loans or Commitments having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice (which notice may be rescinded if the refinancing or replacement transaction contemplated in such notice is not consummated) to the Lenders of such Loans or holding such Commitments, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require such Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.02 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.02). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the applicable Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees and other amounts that would be payable to such Lender upon a voluntary prepayment under Section 2.11(a) (including, to the extent applicable, any premium that would be paid in connection with a Repricing Transaction). By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned such Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a)  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facility provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including the fees, charges and disbursements of outside counsel for the Administrative Agent, any Issuing Bank or any Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)     The Borrower shall indemnify the Administrative Agent, each Joint Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have (x) resulted from the material breach by such Indemnitee of its obligations under the Loan Documents or the gross negligence or willful misconduct of such Indemnitee or (y) arisen out of disputes solely between and among Indemnitees (other than (1) as a result of any act or omission by the Borrower or any of its Affiliates and (2) any dispute involving an Indemnitee acting in its capacity or fulfilling its role as Administrative Agent, Joint Lead Arranger, Co-Documentation Agent or Syndication Agent). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)     Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, the Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent Indemnitee from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)     To the extent permitted by applicable law, (i) the Borrower shall not assert, and hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)     All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
SECTION 9.04. Successors and Assigns. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to (x) a Lender, an Affiliate of a Lender, an Approved Fund or (y) if an Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i), in each case, has occurred and is continuing, any other assignee;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment;
(C)    the Issuing Banks, in the case of assignments of Revolving Loans or Revolving Commitments; and
(D)    the Swingline Lender, in the case of assignments of Revolving Loans or Revolving Commitments.

(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the Trade Date with respect to such assignment) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of Term Loans) unless each of the Borrower and the Administrative Agent otherwise consent; provided that any such assignment shall be aggregated amongst Affiliates and Approved Funds for the purpose of determining if such minimums are met; provided, further, that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties, their respective Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)     Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)     Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). Notwithstanding anything herein to the contrary, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution, the Borrower, any of the Subsidiaries or any of the Borrower’s Affiliates) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.
(v)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified

Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such

Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement and the other Loan Documents (except as otherwise expressly set forth in any such Loan Document) shall be construed in accordance with and governed by the law of the State of New York provided, that (i) the interpretation of the definition of Material Adverse Effect (as defined in the Acquisition Agreement) and whether or not a Material Adverse Effect (as defined in the Acquisition Agreement) has occurred, (ii) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof, the Borrower (or its applicable Affiliates) has the right to terminate its obligation to consummate the Acquisition (or otherwise does not have an obligation to close) under the Acquisition Agreement as a result of a failure of such representations in the Acquisition Agreement to be accurate without liability to any of them and (iii) the determination of whether the conditions to the Acquisition set forth in the Acquisition Agreement have been satisfied or waived or are expected to be satisfied and waived on the Acquisition closing Date, in each case, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
(b)     Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)     The Borrower hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(d)     The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participants, in reliance on this clause (f)) or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this Section 9.12 to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.14. Releases of Subsidiary Guarantors and Collateral.
(a)    A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty and the Collateral Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release; provided that, if requested by the Administrative Agent, the Borrower has delivered a certificate, executed by a Responsible Officer of the Borrower on or prior to the date any such action is requested to be taken by the Administrative Agent, certifying that the applicable transaction is permitted under the Loan Documents (and the Lenders hereby authorize the Administrative Agent to rely upon such certificate in performing its obligations under this Section 9.14). Any execution and delivery of documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Administrative Agent.
(b)    Further, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and the Collateral Documents if (i) such Subsidiary Guarantor becomes an Excluded Subsidiary or is otherwise not required pursuant to the terms of this Agreement to be a Subsidiary Guarantor (provided that, if any Subsidiary Guarantor becomes an Excluded Subsidiary by virtue of clause (b) thereof, such Subsidiary Guarantor shall not be released from its obligations under the Subsidiary Guaranty and the Collateral Documents solely by virtue of becoming an Excluded Subsidiary of the type described in clause (b) of the definition thereof as a result of a disposition of less than all of its outstanding Equity Interests, unless such Disposition is a good faith Disposition to a bona fide unaffiliated third party (as determined by the Borrower in good faith) for fair market value and for a bona fide business purpose (as determined by the Borrower in good faith) (it being understood that this proviso shall not limit the release of any Subsidiary Guarantor that otherwise qualifies as an Excluded Subsidiary for reasons other than by virtue of clause (b) of the definition thereof)) or (ii) such release is approved, authorized or ratified by the requisite Lenders pursuant to Section 9.02.
(c)    At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Secured Hedging Obligations not yet due and payable, Secured Cash Management Obligations not yet due and payable, Unliquidated Obligations for which no claim has been made and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding (unless cash collateralized) (the “Termination Date”), the Collateral Documents, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
(d)    The Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall automatically terminate and be released and the Administrative Agent is hereby authorized to release such Liens (i) upon the Termination Date, (ii) on Collateral constituting property being sold or disposed of to any Person (other than to a Loan Party) in compliance with the terms of this Agreement, (iii) on Collateral constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or (v) on assets that constitute Excluded Assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(e)    Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b), (c), (d), (f), (g) or (h). In each case as specified in this Section 9.14(e), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.14; provided that, if requested by the Administrative Agent, the Borrower has delivered a certificate, executed by a Responsible Officer of the Borrower on or prior to the date any such action is requested to be taken by the Administrative Agent, certifying that the applicable transaction is permitted under the Loan Documents and such release or subordination is permitted pursuant to this Section 9.14(e) (and the Lenders hereby authorize the Administrative Agent to rely upon such certificate in performing its obligations under this Section 9.14(e)).
SECTION 9.15. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.17. No Fiduciary Duty, etc. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which it may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower or its Subsidiaries in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
SECTION 9.18. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.19. Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any Indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Loan Parties outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effective Date, reflect the respective Commitments of the Lenders hereunder.
SECTION 9.20. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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